Prospectus Supplement (Sales Report) No. 1 dated August 4, 2009 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2009 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 388543

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388543	$7,300	$7,300	9.32%	1.00%	July 31, 2009	August 11, 2012	August 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388543. Member loan 388543 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Davis Distribution Systems	Debt-to-income ratio:	10.52%
Length of employment:	4 years 2 months	Location:	Weirton, WV

Home town:	Pittsburgh
Current & past employers:	Davis Distribution Systems, Jessica Breedlove Designs, Pittsburgh Technical Institute
Education:	Pittsburgh Technical Institute

This borrower member posted the following loan description, which has not been verified:

I will be paying off my credit cards so i can have one payment every month at a lower interest rate.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	62
Revolving Credit Balance:	$8,351.00	Public Records On File:	0
Revolving Line Utilization:	22.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan, home equity loan or student loans? Can you give a short description of the type of work you perform at Davis Distribution Systems? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I do have student loans that come to about $1500.00 but I do not have to pay on them. My parents are taking care of my school loans but they are in my name. I have one credit card with $600 I have to pay but its 0% intrest so i wasn't using this money for that. I just want to use this money to pay off two credit cards I have that are higher inetrest. Right now Im making $400 payments a month just on these two cards to try to pay them off and it would be easier to have one payment and it would be less expensive. I do have a savings account with $1600 right now and I put $200 a month in there. This loan will help me be able to put more in savings a month, which really is what i'm trying to do. I do all the graphic design work for Davis Distribution with there marketing meterials, catalogs, website, price sheets and etc. I am the only full time designer.

Member Payment Dependent Notes Series 396422

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
396422	$6,800	$6,800	12.84%	1.00%	July 30, 2009	August 2, 2012	August 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 396422. Member loan 396422 was requested on July 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	411 Signs & Graphics	Debt-to-income ratio:	14.58%
Length of employment:	4 years 1 month	Location:	Deptford, NJ

Home town:	Stratford
Current & past employers:	411 Signs & Graphics, YMCA of Delaware, Philly Soft Pretzel
Education:	University of Delaware

This borrower member posted the following loan description, which has not been verified:

To Whom it may Concern, I am trying to get a student loan , the company who i have gotten my loans from in the past, is not longer lending. I am looking to finance my fifth year of school. I am currently a senior at University of Delaware and going for my teaching degree, also a political science degree. Thank You Kristi Geschwindt

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,783.00	Public Records On File:	0
Revolving Line Utilization:	84.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 399343

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
399343	$10,000	$10,000	15.37%	1.00%	August 4, 2009	August 6, 2012	August 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 399343. Member loan 399343 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	MattsonJack	Debt-to-income ratio:	12.55%
Length of employment:	3 years 8 months	Location:	Saint Louis, MO

Home town:
Current & past employers:	MattsonJack
Education:

This borrower member posted the following loan description, which has not been verified:

We already have a 2 year old Grand Caravan, however my wife's car, 15 year old Ford Escort requires immediate replacement. I want to buy a car between 15-17 K. I am looking for a loan to find out if I can get better rate here than at dealer or as a last step credit card. My financial situation: I am full-time employee as systems analyst in one of consulting company.

A credit bureau reported the following information about this borrower member on April 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,466.00	Public Records On File:	0
Revolving Line Utilization:	42.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
why dont you use cash for clunkers program	it does not qualify. MPG > 18

Member Payment Dependent Notes Series 411973

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411973	$10,750	$10,750	12.84%	1.00%	July 31, 2009	August 4, 2012	August 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411973. Member loan 411973 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	united health care	Debt-to-income ratio:	13.20%
Length of employment:	6 years 11 months	Location:	GREEN BAY, WI

Home town:	Green Bay
Current & past employers:	united health care, American Medical Security
Education:	Northeast Wisconsin Technical College

This borrower member posted the following loan description, which has not been verified:

I have very good credit but my husbands is not so good due to some bills he had when he was younger. We pay our bills on time every month and we are a very good investment. We are just trying to consolidate our bills so we have 1 payment per month rather than many.

A credit bureau reported the following information about this borrower member on June 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,196.00	Public Records On File:	0
Revolving Line Utilization:	63.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for United Health Care? Would you be willing to have your income verified by Lending Club? Does your husband work? If so, where?	I am a supervisor at United Healthcare. Yes I would be willing to have my income verified. My husband works at Tweet Garot - he is a union employee who does heating/cooling and sheet metal work.

Member Payment Dependent Notes Series 413899

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413899	$6,000	$6,000	11.89%	1.00%	August 4, 2009	August 10, 2012	August 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413899. Member loan 413899 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	coca cola	Debt-to-income ratio:	15.87%
Length of employment:	15 years 8 months	Location:	galt, CA

Home town:	Oakland
Current & past employers:	coca cola, food king
Education:

This borrower member posted the following loan description, which has not been verified:

need to pay off a 4o1k loan,

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,138.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 422987

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422987	$8,500	$8,500	12.84%	1.00%	August 3, 2009	August 4, 2012	August 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422987. Member loan 422987 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Wentworth Management	Debt-to-income ratio:	24.43%
Length of employment:	6 years 6 months	Location:	Port Wentworth, GA

Home town:	Louisiana
Current & past employers:	Wentworth Management, Pulte Homes Inc., H&R Block, Del Webb, Banctec
Education:	University of Missouri-Columbia

This borrower member posted the following loan description, which has not been verified:

I am an IT administrator. The company that I work for is an age restricted Home Owners Asssociation/Community Management that has been in business for 10+ years. Need loan to pay off a Discover card with outrageous rates, and a dental bill.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1983	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,359.00	Public Records On File:	0
Revolving Line Utilization:	91.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 425612

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425612	$8,500	$8,500	12.21%	1.00%	August 3, 2009	August 8, 2012	August 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425612. Member loan 425612 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,013 / month
Current employer:	Caesar's Palace	Debt-to-income ratio:	9.23%
Length of employment:	1 year 9 months	Location:	Las Vegas, NV

Home town:	Gray
Current & past employers:	Caesar's Palace, Mandalay Bay
Education:	Lycee Le Paraclet (3 year French culinary program)

This borrower member posted the following loan description, which has not been verified:

Financially stable couple investing in real estate with other family members. Thank you.

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$364.00	Public Records On File:	0
Revolving Line Utilization:	12.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please provide a bit more background on your plans? Are you looking at buying a foreclosure? What will be the involvement of the other family members? Also, could you describe your work situation a bit more? Best of luck on your loan; Art	Hello. Thank you for your interest. We are investing in a real estate property in the south of France (with my sister-in-law) which could be considerated as a short sale. It will be rented out. Our share of the rent will cover the payments. I am a cook, working at Mesa Grill in Caesar's Palace, Las Vegas. I am a member of the culinary workers union and culinary health fund (one of the best health insurance in Las Vegas, to my opinion). Our sells are only 2% lower than last year, no lay off expected. My wife is a customer representative in a growing phone company (Telna, previously 3Utelecom) since September 08. The company is doing good and is planning on opening services in Canada. They have been in the USA for 7 years. My wife makes about $36,000, our combine income is a bit more than $72,000. So even without counting the rent, we can easily cover the payments. Please feel free to ask any additional questions.

Member Payment Dependent Notes Series 425921

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425921	$12,000	$12,000	12.84%	1.00%	July 29, 2009	July 30, 2012	July 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425921. Member loan 425921 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Mikita Door and Window	Debt-to-income ratio:	11.21%
Length of employment:	5 years 10 months	Location:	CHANDLER, AZ

Home town:	North Babylon
Current & past employers:	Mikita Door and Window
Education:	Hofstra University

This borrower member posted the following loan description, which has not been verified:

I will use the money to pay off credit card amounts so that I will have one smaller monthly fee which I can afford and then pay that back monthly.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	14	Months Since Last Delinquency:	15
Revolving Credit Balance:	$8,568.00	Public Records On File:	0
Revolving Line Utilization:	48.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, It looks like you are borrowing $12,000 but your revolving credit balance is about $8,500. What are you planning to do with the extra money you are borrowing? Also, it looks like you have had 4 delinquencies in the past 2 years. Can you explain what the circumstances were for those delinquencies? Thanks and good luck!	Sure... the extra money I am going you use to start a home improvement business in New York... I already have a successful family business there, but I moved to AZ to be closer to my family... the delinquencies, are from student loans from Hofstra... they took on a new billing cycle, (email to an old address) instead of paper bills.... my mother who pays the bills unfortunately was unaware till I had missed a few payments... I am since caught up ;-) thank you for your interest!

Member Payment Dependent Notes Series 426062

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426062	$19,000	$19,000	16.32%	1.00%	July 31, 2009	August 4, 2012	August 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426062. Member loan 426062 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$7,917 / month
Current employer:	n/a	Debt-to-income ratio:	20.70%
Length of employment:	n/a	Location:	San Antonio, TX

Home town:	Holland
Current & past employers:
Education:	Trinity University, Teachers College at Columbia University

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my debt on 2 credit cards so that I can create a fixed payment schedule. My 3rd card has a fixed rate at 4% for the life of the balance and I have cut up all cards related to that account as well as plan to on these other two. In the last 24 months and went through a bad divorce which caused more spending than planned. I am trying to get back to a debt free life.

A credit bureau reported the following information about this borrower member on July 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	38	Months Since Last Delinquency:	5
Revolving Credit Balance:	$32,218.00	Public Records On File:	0
Revolving Line Utilization:	82.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the source of your income? There is no employment listed on your lending club profile.	Employed with a Fortune 250 company in a solid position in which I just recieved my second promotion in less than 2 years of working there.
whats going on with your 2 delinquencies in the last 2 years? one in the last 5 months?	The one in the las t 5 months had to do with an auto debit for $75 from an Antivirus that I was not notified of. When I discovered it the credit card company said if I got the antivirus company to reverse the charge they would remove the deliquency. Once it happened they said that it was no longer there policy to do so. The second is in the process of being removed and my records show has been taken care of by 1 of the 3 credit agencies already. I was selling one condo and buying another with the same lender. We were all set to close before the 15th of the month. Then the lender had a digit in social security wrong on the closing documents which delayed closing. The bank agrees the late payment was not my fault since they were payingh off themselves. This should be in the process of being updating on the remaining two agencies currently.

Member Payment Dependent Notes Series 426188

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426188	$25,000	$25,000	15.05%	1.00%	July 29, 2009	July 28, 2012	July 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426188. Member loan 426188 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,750 / month
Current employer:	Red Clay School District	Debt-to-income ratio:	1.69%
Length of employment:	6 years 11 months	Location:	Newark, DE

Home town:	Jersey City
Current & past employers:	Red Clay School District, Speech clinic
Education:	Loyola College in Maryland

This borrower member posted the following loan description, which has not been verified:

I just want to do some improvements to my home.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	6
Revolving Credit Balance:	$3,073.00	Public Records On File:	0
Revolving Line Utilization:	10.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain what kind of improvements you'd like to do? How come you don't get a home equity loan from the bank to do them? Thanks.	Type your answer here. Hi Alexander, I want to have my kitchen completely remodeled, the roof and the basement repaired. I will be selling it in the future. The reason I did not go to the bank for home equity loan is the economic situation with banks these day being insecure.
Can you please explain your delinquent account? Also, what is your position at Red Clay School District? Lastly, is the income reported solely yours or do you have a partner included in your gross income? Thank you~	The Mail caused the payment to be a day late. I did not see this coming. Just a card. You know how it goes. I am a speech specialist. Also have inherited annuity coming monthly. Np partner.

Member Payment Dependent Notes Series 426978

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426978	$10,000	$10,000	10.95%	1.00%	August 4, 2009	August 11, 2012	August 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426978. Member loan 426978 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Medical College of Wisconsin	Debt-to-income ratio:	0.82%
Length of employment:	11 months	Location:	Milwaukee, WI

Home town:
Current & past employers:	Medical College of Wisconsin
Education:	University of North Carolina at Chapel Hill (UNC)

This borrower member posted the following loan description, which has not been verified:

I'm a physician who will be finishing years of training (medical school, residency, and fellowship) at the end of 7/09. My dream career, as a pediatric anesthesiologist in Denver, will not start until 11/09. During the 3 months between jobs, I need a financial bridge to help me cover the costs of rent, health insurance, moving from Milwaukee to Denver, new apartment security deposit, and my October anesthesiology board exam, oh...and food. I'm a reliable and responsible loan candidate as I have an excellent credit score. I rarely carry a credit card balance. I made all of my car payments on time and now fully own my car. When I start my career as a subspecialist physician (Anesthesiologist for children) I will have plenty of capital to repay this loan.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,401.00	Public Records On File:	0
Revolving Line Utilization:	8.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have one question for you before I invest. If you are using this loan to cover expenses prior to employment beginning in November, how do you intend to make the first two payments of $327.14 for September and October?? Best wishes.	The first 2 payments are included in my budget - ie, the loan and my savings will be used to cover those payments.

Member Payment Dependent Notes Series 427746

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427746	$9,900	$9,900	11.89%	1.00%	August 3, 2009	August 7, 2012	August 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427746. Member loan 427746 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,442 / month
Current employer:	Hewitt Associates	Debt-to-income ratio:	18.19%
Length of employment:	4 years 5 months	Location:	KISSIMMEE, FL

Home town:	Winter Park
Current & past employers:	Hewitt Associates, Best Buy Co. Inc.
Education:	University of Central Florida, Florida State University

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my outstanding debts into one easier to make payment and lower my bills My credit score is good and all of my accounts have been and still are in good standing - my income supports making the monthly payments as I currently make 220% of my monthly recurring bills on a regular basis.

A credit bureau reported the following information about this borrower member on July 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,737.00	Public Records On File:	0
Revolving Line Utilization:	70.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you verify your income through Lending Club? You will be more likely to get help that way.	Will do. Thanks!
I would like to help fund your loan, but have a few questions. Can you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $8,737.) Do you have any other outstanding debts, apart from the debt you are attempting to consolidate, like a car loan or student loans? Can you give a short description of the type of work you perform at Hewitt Associates? Do you have a savings account or any other kind of emergency fund?	The revolving credit is somewhat out of date on my credit report - my true revolving credit is over $9000 due to some recent inadvertent late fees on multiple cards. In addition, it may be omitting a $600 line of credit I have with BillMeLater.com. I do have outstanding debts - a car loan, and a student loan. I can afford to pay off the car loan altogether right now, but have decided that building my savings is a better long term goal, and that the benefits of paying off the vehicle now are limited. I also do have student loans, yes. I am not looking to consolidate either of these. At Hewitt, I basically help customer service teams build the tools they need to take calls (we are an HR outsourcing firm). I assist with reviewing calls (if there is a dispute), building/updating call tools, training materials, and assisting with reporting. I do have a Savings Account, and I do have a significant amount of money saved for emergencies. I also have a 401(k) (hardship withdrawal as a last resort). My issue is that these credit card bills is hampering my ability to save the amount I'd like.

Member Payment Dependent Notes Series 427875

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427875	$8,000	$8,000	12.84%	1.00%	July 30, 2009	July 30, 2012	July 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427875. Member loan 427875 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,083 / month
Current employer:	Mainstay Business Solutions	Debt-to-income ratio:	0.00%
Length of employment:	2 months	Location:	Bakersfield, CA

Home town:	Bakersfield
Current & past employers:	Mainstay Business Solutions, Boys and Girls Club of America
Education:	Avila University

This borrower member posted the following loan description, which has not been verified:

Need this loan to finish my last year of college and graduate. Will be able to pay this off relatively easy.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please enlighten me how you will be "Will be able to pay this off relatively easy". Your income is listed as a $1083 and you want to add $268.95 to liabilities. With taxes and living expenses, how do you plan to ay this off?	The loan is to pay for my living expenses and books for school. So all income i recieve is going straight to the bank and thats it. I will be able to pay this loan with the money I make at my job. I only have a few bills to pay, like food and utilities and thats it.
What is your degree program? What are your job prospects upon graduation?	I am getting my degree in English. Upon graduation I will apply to be a high school teacher.
Why don't you just get a regular student loan at 8%?	I don't have a cosigner. All the loans I applied for didn't apprpove me w/out a cosigner. So this was the only place that I was able t get a lone by myself.
what is your living situation? Renting? You just say you have to pay for food and utilities, that's why I'm curious. If you are renting what is that per month?	I am renting and its 445 a month. I am going to use this money to help cover that expense.

Member Payment Dependent Notes Series 427961

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427961	$2,800	$2,800	9.63%	1.00%	July 31, 2009	August 11, 2012	August 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427961. Member loan 427961 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,250 / month
Current employer:	mellon united national bank	Debt-to-income ratio:	21.17%
Length of employment:	8 years 10 months	Location:	MIAMI BEACH, FL

Home town:	Miami
Current & past employers:	mellon united national bank, phoenix american warranty
Education:	miami dade college

This borrower member posted the following loan description, which has not been verified:

i can pay the min on my credit card payments but i do not have enough cash on hand. i feel if i pay off credit cards, cancel all credit cards and pay on payment that will help as long as it is around $450 a month.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,579.00	Public Records On File:	0
Revolving Line Utilization:	34.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 428105

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428105	$20,000	$20,000	15.68%	1.00%	July 29, 2009	July 31, 2012	July 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428105. Member loan 428105 was requested on July 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	BMC Software	Debt-to-income ratio:	16.77%
Length of employment:	10 years	Location:	Richmond, TX

Home town:	Richmond
Current & past employers:	BMC Software, Tandem Comuputers, Europe Inc.
Education:	Microsoft Certified System Engineer

This borrower member posted the following loan description, which has not been verified:

I'd like to consolidate my CC's and get a lower interest rate to pay off my loan much faster.

A credit bureau reported the following information about this borrower member on July 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,799.00	Public Records On File:	0
Revolving Line Utilization:	53.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you get your credit card debt? Are you likely to use your credit cards more in the next 3 years? Can you please have your income verified. Thanks.	We've build a house and had some inital exspenses. My plan is to pay off my credit cards and not to use the more than absolutley necessary. How would you like y to verify my income?
V.lumberjack, How did you compile $30,000 in revolving debt? Are you having your income verified by Lending Club? Thank you.	After building a house, we've had some inital expenses. Planning on reducing my debt and not having high interest rates on the CC.
what are your current credit card interest rates?	Between 11% and 29.99%.

Member Payment Dependent Notes Series 428109

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428109	$9,600	$9,600	15.05%	1.00%	July 29, 2009	July 31, 2012	July 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428109. Member loan 428109 was requested on July 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	n/a	Debt-to-income ratio:	24.27%
Length of employment:	5 years	Location:	Lakeland, FL

Home town:	Manchester
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking to fund a refinancing of a portion of my debt, that being the portion with the higher interest rates. This loan will allow me to better manage the debt that I have, providing the opportunity to repay the debt in a shorter period of time.

A credit bureau reported the following information about this borrower member on July 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	28
Revolving Credit Balance:	$121,352.00	Public Records On File:	0
Revolving Line Utilization:	94.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 428175

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428175	$10,500	$10,500	12.53%	1.00%	July 31, 2009	August 4, 2012	August 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428175. Member loan 428175 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,292 / month
Current employer:	astons marble and granite	Debt-to-income ratio:	23.49%
Length of employment:	3 years 1 month	Location:	CORPUS CHRISTI, TX

Home town:	Freer
Current & past employers:	astons marble and granite, Brinker International (chili's)
Education:	Texas A & M University at Kingsville

This borrower member posted the following loan description, which has not been verified:

Hello, My name is Rolando Lerma Jr. and I am in need of financial assistance. I plan on using the money to pay off a high interest credit card. I used my credit card to purchase many of my school supplies I needed for college, and to move after I graduated. I am currently employed full time, and have been with the same company for over 3 years. Before that I have held a full time job since I was in high school. I have tried paying down my credit card, but the interest rate basically nulls my payment, and it seem like I am getting nowhere on reducing my bill. I have always paid my bills, and I know I have good credit. I need help because I do not want to be trying to pay off my credit card 10 years from now, I would much rather get it done sooner. I have never defaulted on a loan and am in good standings with my bank. I would like to thank you for taking the time to review my application. If you do decide to approve me I thank you in advance and I guarantee I will not default and I will make my payments. Please help me. Thank you, Roland Lerma Jr

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,709.00	Public Records On File:	0
Revolving Line Utilization:	63.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I have a few questions. What are your current monthly payments? What is the remaining 8k on your revolving balance from? (credit cards, student loans, car loans, etc) What do you currently do for Astons Marble and Granite? Please let me know. Thank you, - N	My current monthly payments are around $340, the rest of the revolving balance is an engagement ring(which i got at 0% interest). I am the Sr. Cad Draftsman at Astons Marble & Granite. I basically provide techincal drawings to the shop for production of products, and to customers for approval of designs.

Member Payment Dependent Notes Series 428300

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428300	$13,000	$13,000	11.26%	1.00%	July 29, 2009	August 1, 2012	August 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428300. Member loan 428300 was requested on July 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	Dentsply	Debt-to-income ratio:	15.31%
Length of employment:	19 years	Location:	DOVER, PA

Home town:	York
Current & past employers:	Dentsply
Education:	Pennsylvania State University-Penn State Beaver

This borrower member posted the following loan description, which has not been verified:

An addition is being built onto my house. I want to have my siding and shingles match the new portion but I can not get a home equity loan until the addition is complete. This loan will be rolled into a new mortgage loan once the construction is complete and my local bank moves the construction loan into a traditional mortgage.

A credit bureau reported the following information about this borrower member on July 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	59
Revolving Credit Balance:	$957.00	Public Records On File:	0
Revolving Line Utilization:	16.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 428308

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428308	$20,000	$20,000	11.26%	1.00%	July 31, 2009	August 1, 2012	August 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428308. Member loan 428308 was requested on July 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Genisys Credit Union	Debt-to-income ratio:	12.15%
Length of employment:	11 years 1 month	Location:	CLARKSTON, MI

Home town:
Current & past employers:	Genisys Credit Union, Genisys Credit Union
Education:	Macomb community college

This borrower member posted the following loan description, which has not been verified:

I am not late or behind on any payments. I want to consoildate payments. Currently monthly payments all together 1073.00 for 6 different debts. with the 3 year 20000.00 loan my monthly payment goes down 657.00 and my debt will be paid off in 3 years. thank you in advance for your consideration

A credit bureau reported the following information about this borrower member on July 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,948.00	Public Records On File:	0
Revolving Line Utilization:	56.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 428324

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428324	$14,000	$14,000	12.84%	1.00%	July 31, 2009	August 4, 2012	August 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428324. Member loan 428324 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,083 / month
Current employer:	UCSF Medical Center	Debt-to-income ratio:	8.88%
Length of employment:	3 years 6 months	Location:	Larkspur, CA

Home town:	Newcastle
Current & past employers:	UCSF Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

To pay off debts incurred whilst residing in the UK

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,424.00	Public Records On File:	0
Revolving Line Utilization:	15.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi tony3012~ A few questions if you don't mind: What is your position at the UCSF medical center? Would you please get in contact with Lendingclub to verify your income as it will help assuage lenders concerns about repayment? What is the breakdown of the CC debt you are looking to consolidate and what are their interest rates? Thanks	I am a Clinical Nurse III. I have already verified my income with Lendingclub. There is only one credit card and the interest rate is 27.9%
I would like to help fund your loan, but have a few questions. Could you elaborate further on your UK debt?(Current balances? Interest Rates? Payment terms?) Do you have any other outstanding debts, apart from your UK debt, like a car loan or student loans? Are you planning on returning to the UK? Do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover?	My debt is 8000 pounds on one credit card at an interest rate above 25% I am not planning on moving back to the UK as the US health care market pays a lot more and is more suitable foe me. I have a three year lease on my car and I have no emergency funds to speak of

Member Payment Dependent Notes Series 428387

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428387	$4,200	$4,200	12.84%	1.00%	July 29, 2009	August 1, 2012	August 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428387. Member loan 428387 was requested on July 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,321 / month
Current employer:	Abraxas I	Debt-to-income ratio:	10.21%
Length of employment:	1 month	Location:	BROOKVILLE, PA

Home town:	Beale Afb
Current & past employers:	Abraxas I, The ARC of Clarion
Education:	Clarion University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

I worked at my last job for over 4 years and just was hired at my new job for a better salary.

A credit bureau reported the following information about this borrower member on July 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	39
Revolving Credit Balance:	$4,002.00	Public Records On File:	0
Revolving Line Utilization:	61.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 428451

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428451	$8,500	$8,500	12.53%	1.00%	July 30, 2009	August 2, 2012	August 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428451. Member loan 428451 was requested on July 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,782 / month
Current employer:	Siemens / Morgan	Debt-to-income ratio:	22.05%
Length of employment:	8 years 6 months	Location:	Spencer, MA

Home town:	Worcester
Current & past employers:	Siemens / Morgan, Cincinnati Milacron/Heald Machine Division
Education:

This borrower member posted the following loan description, which has not been verified:

My wife and I have seven credit cards with interest rates from 13.99 to 21.98%. Some of these cards were lower rates and the credit card companies just raised the rates for no reason at all, and lowered our credit line to make it look like we are maxed out. I pay them on time. I would use the money to pay them off in full. I work in manufacturing and have been in this field for over 36 years. I have been only at my current employer for 8.5 years but plan on staying until I retire. They were bought out by a large company last year, (Siemens Corp.) who is a huge diversified company with financial stability. I also work at Sam's club part time and have been doing this for almost two years. My wife works at Umass Memorial Hospice as a Receptionist/Switchboard operator. She has been in this position for 2.5 years, but in this field for over 20 years.

A credit bureau reported the following information about this borrower member on July 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	59
Revolving Credit Balance:	$33,321.00	Public Records On File:	0
Revolving Line Utilization:	83.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 428462

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428462	$17,000	$17,000	12.84%	1.00%	July 30, 2009	August 2, 2012	August 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428462. Member loan 428462 was requested on July 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,167 / month
Current employer:	Sears Holdings Corporation	Debt-to-income ratio:	7.80%
Length of employment:	10 years 7 months	Location:	COLUMBUS, OH

Home town:	Portsmouth
Current & past employers:	Sears Holdings Corporation, PRIORITY DELIVERY SERVICE
Education:	Ohio State University-Newark Campus

This borrower member posted the following loan description, which has not been verified:

I AM SEEKING A LOAN TO PAY FOR MY OWN WEDDING AND ALSO A HONEYMOON. I HAVE BEEN EMPLOYED FOR 10 1/2 YEARS AT THE SAME COMPANY. I MAKE ABOUT $26000 PLUS A YEAR. I ALSO HAVE A RENTAL PROPERTY THAT BRINGS IN ABOUT $6900 PER YEAR. IN ADDITION TO THIS THE SPOUSE TO BE HAS AN INCOME THAT WILL BASICALLY DOUBLE MY YEARLY EARNINGS NOT COUNTING THE RENTAL PROPERTY. THIS MEANS I SHOULD HAVE MORE THAN ADEQUATE MEANS TO REPAY THE LOAN. THIS IS A VERY IMPORTANT EVENT FOR ME AND THAT IS WHY I AM SEEKING HELP IN THIS MATTER. I APPRECIATE ALL THAT YOU CAN DO FOR ME IN SEEING THAT THIS DREAM LOAN IS TAKEN CARE OF QUICKLY. SINCERELY GARY COCKRELL.

A credit bureau reported the following information about this borrower member on July 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1973	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$77,929.00	Public Records On File:	0
Revolving Line Utilization:	8.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello ~ The amount of your loan is over 25% of your gross income. How do you propose to make the payments? Do you have a supplementary income? Thanks.	Type your answer here. Yes I do have a rental property that brings in $575 per month.
hi, i'm interested in funding your loan but have a few questions. can you list what your monthly liabilities are, mortgage, credit card payment etc. thanks and congrats!	Type your answer here.I HAVE ONE LOC THAT WAS RECENTLY ESTABLISHED TO REPLACE THE OLDER ONE WHICH WAS NO LONGER VALID DUE TI\O THE PRICE DROP ON PROPERTY. IT IS AN INTEREST ONLY FOR 10 YEARS AND IT IS FOR $73000 AND THE PAYMENT IS $239.78 PER MONTH. I HAVE RENTAL PROPERTY WORTH $70000 AND THE MORTGAGE IS $407.52 PER MONTH. I CURRRENTLY HAVE 2 CREDIT CARDS, FIFTH THIRD BANK VISAFOR ABOUT $4400 AND THE PAYMENT IS $85.00, AND CHASE VISA. THE BALANCE IS ABOUT $3300 AND THE PAYMENT IS ABOUT $65.00 PER MONTH. I OF COURSE HAVE UTILITY BILLS AND A CABLE BILL. THE CABLE IS ONLY $58.00 UTILITIES COUNTING PHONE AND DSL SERVICE IS ABOUT $250.00 COMBINED. I AM ALSO TAKING CARE OF MY 82 YEAR OLD MOTHER SINCE MY FATHER DIED LAST FERUARY 8TH. SHE RECEIVES HIS RETIREMENT CHECK PLUS SOCIAL SECURITY AND SHE HELPS PAY ON THE FOOD AND UTILITIES. THE RENT FOR THE RENTAL PROPERTY IS $575 PER MONTH.THE RENTAL PROPERTY MORTGAGE ALSO HAS HOME OWNERS AND TAXES INCLUDED IN THE $407.52. MY CAR IS FREE BECAUSE IT WAS INCLUDED IN THE NEW LINE OF CREDIT WITH CHARTER ONE.

Member Payment Dependent Notes Series 428482

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428482	$12,000	$12,000	15.37%	1.00%	July 30, 2009	August 2, 2012	August 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428482. Member loan 428482 was requested on July 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Boeing Company	Debt-to-income ratio:	8.51%
Length of employment:	2 years 5 months	Location:	Seattle, WA

Home town:	Flagstaff
Current & past employers:	Boeing Company, Vergith Coatings Inc, DS Purcell
Education:	Northern Arizona University, South Seattle Community College

This borrower member posted the following loan description, which has not been verified:

My wife and I are trying to get rid of our high interest credit cards and make paying easier by having one payment. We currently live in the house we plan to buy (we're under contract to buy it in the next 3 years) so we want to get our credit scores up by getting our debt ratio down. This will help us get a better interest rate on the home loan later on.

A credit bureau reported the following information about this borrower member on July 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	28
Revolving Credit Balance:	$7,494.00	Public Records On File:	0
Revolving Line Utilization:	94.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
In this economy, if Boeing had to lay people off, how secure is your position?	As a decorative painter I feel pretty secure. Recently Boeing laid off a few painters in commercial and they have since called them all back. If they do make massive cuts I would probably have to commute to Everett for work as most of the new hires are up there.
Zarya, Please explain the delinquency 28 months ago. You are borrowing $12,000 to pay off $7,500 of debt. What is your plan for the difference? If not already done, to help your funding ask Lending Club to verify your income.	The delinquency from 28 months ago is actually a delinquency from 9 years ago. It took that long to fall off my credit report. I did some stupid things when I was young and stupid and it still haunts me in the form of my credit report. We are consolidating all of our credit cards including my wife's which are not listed on my report. The Lending Club asked for employment verification and I provided the Boeing website and phone numbers for them to call. They may not have done it yet.
Your profile now shows that your gross income has been verified. Does this include any income from your wife?	No, this is just my income.

Member Payment Dependent Notes Series 428528

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428528	$6,000	$6,000	14.74%	1.00%	July 29, 2009	August 2, 2012	August 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428528. Member loan 428528 was requested on July 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,583 / month
Current employer:	estudillo produce	Debt-to-income ratio:	12.32%
Length of employment:	4 years 1 month	Location:	HAYWARD, CA

Home town:	phoenix
Current & past employers:	estudillo produce, Mervyns
Education:	California State University East Bay

This borrower member posted the following loan description, which has not been verified:

Hi, I am a student who is trying to pay for school by herself. I have so far not had to take any loans out for school because I have been working and making monthly payments. But now I have had to cut back on my work hours while school fees are being raised. I want a little more freedom to pay my school fees without having to sacrifice things like eating! I am currently paying almost $450 just to school. If I get a loan I am planning to pay a good amount each month to get it paid off as quickly as possible. I am a young responsible, working, student who is just trying to find a little breathing room so I can finish my education.

A credit bureau reported the following information about this borrower member on July 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	41
Revolving Credit Balance:	$5,825.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you describe what you are studying in school? What are you working right now that gives you an income? Is your revolving debt primarily from school tuition? Thanks.	I am finishing my last year of study in both history and anthropology. I have been studying at the maximum level and will actually graduate with a double major in about three years. Throughout my whole education I have continued to work anywhere from 32 to 40 hours. I work at a deli that is very accommodating to changing schedule. But starting with this quarter I have had to cut back to only 28 hours. Add to that the fact that my school has continually increased rates and is supposed to raise rates another 30% this year. Until now I have been able to struggle by and pay out of pocket, but now it has become too much. Most of my revolving debt is due to having to pay for school and books and a computer. I do not live an extravagant lifestyle and have tried really hard to not get into debt like so many of my friends have. I plan to pay this one off as quickly as possible. I just need some help so that I do not need to drop out of school. I am so close to finishing and I have really worked hard, so it would be very disappointing to have to discontinue my education.
I would like to help out. First though, will you list our your monthly expenses for us? Also, does your reported monthly income reflect the decrease in hours your going to be working. Thanks and good luck with your loan.	My reported monthly income on here does not reflect my decrease in hours since that number was taken from some credit report. I will now be bringing in around 1150-1200 a month. As for expenses I have rent ($300), phone ($60), computer ($100), utilities ($60), other credit ($200), school ($425), and other miscellaneous expenses. I try very hard to not spend extravagantly and am a good bargain shopper. I also generally try and pay more than the minimum on credit cards per month so that the number I noted is somewhat different from what is actually due. Thank you to anyone who is trying to help me, I greatly appreciate any help given.
You mentioned that you are in your last year of study but said you will graduate in three years. Can you clarify?	I meant that I have gone to school full time, every quarter so that I will have completed my school in just about three years, instead of four years. At my school I pay per quarter not per unit, so I have tried to maximize the money I have put into school.
It looks like the expenses you listed will use up most of your lowered income (1150-1200/month). How will you also find money to pay back the loan?	Right now I am currently having to pay about $450 for school per month, which I included in my listing of monthly expenses. I am seeking this loan so that I can pay for my school at one time each quarter. The $450 I am generally paying towards school will in turn be focused towards repaying the loan and other bills. It will give me some breathing room to spread around my bills a little and not be quite so stressed that I will get kicked out of school for not paying my bills. The school accounting has pretty strict deadlines for paying tuition, especially now that the budget is being tightened so much.

Member Payment Dependent Notes Series 428539

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428539	$18,000	$18,000	17.58%	1.00%	July 31, 2009	August 2, 2012	August 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428539. Member loan 428539 was requested on July 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Matrix Service	Debt-to-income ratio:	13.82%
Length of employment:	6 years	Location:	MORTON, PA

Home town:	Bryn Mawr
Current & past employers:	Matrix Service, Thrift Drug
Education:	Strayer University

This borrower member posted the following loan description, which has not been verified:

I would like to take out a loan for 15,000 to consolidate my credit cards and a few other bills into one monthly payment. I want to do this to help pay off faster and to help better my credit score.

A credit bureau reported the following information about this borrower member on July 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,611.00	Public Records On File:	0
Revolving Line Utilization:	93.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to help you pay off your debts. If you haven't already, please submit paystubs/W-2s to Lending Club to verify your income.	I would be more than happy to submit a paystub. How do I do that? Where and how does it get sent? Can it be done electronically?
I don't know exactly how things work from the borrower angle, but I'm sure the member support line can walk you through it. (866) 754-4094	ok, thanks...I left a message.
Can you explain why your revolving debt is $9,611.00, and you are requesting 18,000? Thanks.	That is my revolving debt, but I have another loan I would like to pay down as well.
Hello, How did you incur your current debt, and what steps are you taking to ensure you do not incur more debt after you pay it off with this potential loan?	by reling on credit cards. not bying anything unless I can pay cash for it.

Member Payment Dependent Notes Series 428551

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428551	$16,000	$16,000	13.79%	1.00%	July 30, 2009	August 3, 2012	August 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428551. Member loan 428551 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,421 / month
Current employer:	Qwest Communications	Debt-to-income ratio:	18.34%
Length of employment:	1 year	Location:	Maricopa, AZ

Home town:	Coos Bay
Current & past employers:	Qwest Communications
Education:	Oregon State University

This borrower member posted the following loan description, which has not been verified:

Hello! My husband of 11 years and I, are hoping to build a pool in our backyard to enjoy with friends and our two children in this warm climate. Two years ago, we moved to Arizona from Washington state with a new job, and we love it! We purchased a home and decided to stay, but now wish we had purchased a home with a pool--something usually secured by your property--and those loans are now few and far between. We are slightly upside down on our home, so selling and repurchasing a home with a pool isn't a great option for us right now. We have researched several pool builders and have narrowed it down to two. We would love to take advantage of the end of summer pool discounts offered by pool builders, as we are approaching the slow time of year for new pool builds. Our current household income is roughly $120,000. Approximately $7000 is my part time job working at our children's school, and the remainder is my husband's income working for a major telephone service provider. We are honest, hardworking, taxpaying idividuals who are more than willing to work hard to get ahead. We currently contribute more than 15% of our income into our retirement accounts, give to charity on a regular basis and have money set aside for emergencies. We are trustworthy and receive commendations at both our places of employment all of the time--we are nice people who need to cool off in the summer!

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	25
Revolving Credit Balance:	$10,196.00	Public Records On File:	0
Revolving Line Utilization:	68.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you have your income verified with lendingclub	Thank you so much for looking at our loan request! Last week, I verified my income with Steve at LendingClub. If I'm not mistaken, it's showing that my income is in fact, verified in my borrower profile. (it seems to be worded oddly) If you still aren't seeing this in my profile, let me know and I'd be happpy to correct this with LC. Thank you again, for your time.

Member Payment Dependent Notes Series 428601

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428601	$14,000	$14,000	15.68%	1.00%	July 29, 2009	August 3, 2012	August 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428601. Member loan 428601 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,750 / month
Current employer:	EPS	Debt-to-income ratio:	6.02%
Length of employment:	8 years 6 months	Location:	Youngsville, LA

Home town:	New Orleans
Current & past employers:	EPS, DC International
Education:	University of Louisiana at Lafayette

This borrower member posted the following loan description, which has not been verified:

I am a Performance/Logistics Engineer contracted to a major oil company in the Gulf of Mexico. I have done this job for the last 8.5 years (6.5 years with one company & 2 years with another). Over the last 8.5 years I have found many opportunities for improvement in shipping, tracking, handling, processing & a way to ensure Quality Control over the Vendors billing. Over the years as technology has progressed I have found that the oil companies still rely too much on personnel to track these said items & vendors to be honest about the return dates of quite high dollar items. This has been & can be a costly mistake which I know being an insider to the industry that I can capitalize on. I???m looking for funds to turn my Logistics Concept that I have been working on over the last 4 years into a reality. I have found a programmer that is willing to take on the project & between this loan requested & my 401k I could turn this slowed economy into the perfect platform for the sale of my product. The company that I am contracted to at this time is looking for just this type of program. I make a great salary/ 117k reportable last year. I am in a 5 year contract on a Deepwater project & have the work history & stability to offer someone a great investment. Thank you for reading over my loan request.

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,755.00	Public Records On File:	0
Revolving Line Utilization:	90.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Tell us about your current debt and it's interest rate.	The current debt I have consist of credit cards. The interest rates range from 11% - 18%. They will be paid off in the next year. I use my vacation bonus & other yearly bonuses to pay off so that I can keep a regular monthly amount going to my project. Let me know if you need more information please let me know.
Is the programmer your partner or a contractor? This person is key to your product, you may need more then one programmer to facilitate transfer of knowledge.	This programmer is contract.
Is the program web based? If not, you should take a look at CRM's paradigm of using the web to help businesses to do customer relationship management. Future s/w will be on subscription basis. That is the essence of Google and IBM's push for the so called cloud computing. You should try to get someone who is willing to accept equity for his/her service instead of hiring s/w contractor. Email me if you need help on this. At this stage of the game, you need a technical partner willing to take a long term bet on you, not an employee working for paychecks.	I appreciate the advice & will check into your suggestions. The current set up calls for the program to have both a actual program that will be loaded onto the Oil Companies servers (a lot rigs now have there own local servers to increase productivity & accessibility) or there computer if they do not have a local server on the rig which will call for the equipment to be update by way of an automatic export every 30 minutes. The information for The Vendors & trucking companies sections are going to be updated by the web based application. The reason that the program is preferred from the Rig side is due to Weather issues, when the communications go out the web based alone would cause access issues & this program is going to be needed regardless of whether the internet is available or not. Thanks again.
Just so that you know: A web server is a piece of s/w. Nowadays, almost all computers can run a web server, even smart phones. So if you design your program to run with a web server, you can avoid a lot of work and maintences by having only one version. Then the rest is just data syn between servers. Many database packages have that capability. No need to spend valuable time and efforts on that. PS: There are many cheap (free) and good web and db server packages from the opensource sites.	As stated before I will have to check into all of your recommendations. The worry of web based applications in the Customers eyes is security for their & their 3rd party vendors information to include but not limited to the equipment location, Radio-Active Sources used to power downhole tools, contract cost specific to each oil company (as this will be marketed to multiple oil companies) & the fact that all information even the equipment that is used on a well is considered tight hole information when working with a company that is involved in exploration work.

Member Payment Dependent Notes Series 428763

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428763	$5,000	$5,000	7.68%	1.00%	August 3, 2009	August 10, 2012	August 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428763. Member loan 428763 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,990 / month
Current employer:	advance bldg	Debt-to-income ratio:	3.65%
Length of employment:	3 years	Location:	ASTORIA, NY

Home town:	astoria
Current & past employers:	advance bldg, a & b trading corp
Education:	laguardia community college

This borrower member posted the following loan description, which has not been verified:

I need the money to help one of my family members who lost his job. I will use this to help pay the rent and utilites. I work 3 jobs and have my own company.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1983	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,787.00	Public Records On File:	0
Revolving Line Utilization:	10.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 428806

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428806	$15,000	$15,000	14.74%	1.00%	July 30, 2009	August 3, 2012	August 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428806. Member loan 428806 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,417 / month
Current employer:	Calyon Securities	Debt-to-income ratio:	6.79%
Length of employment:	1 year 6 months	Location:	Long Island City, NY

Home town:	Flushing
Current & past employers:	Calyon Securities
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to refinance my current credit card debt at a lower rate. I am a twenty three year old working as a trader at a major bank. My current salary is 65k a year plus year end bonus. The only other debt I have besides this is a federal student loan for $10,000. I have been on time with all my payments for my student loan and credit cards. Most of this debt was accumulated during my college years paying for daily expenses and student expenses such as books. According to my schedule, I will pay this credit card debt off in about one year. Attaining a loan and saving a few hundred basis points would be a more convenient plan if possible.

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,314.00	Public Records On File:	0
Revolving Line Utilization:	87.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Can you explain why your loan request is for $15,000 when your credit history shows a revolving credit balance of $11,314? Could you elaborate on why you entered n/a for Home Ownership? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	1.) I made a big payment in the past week towards my credit accounts. I also over shot my total debt to compensate for the Lending Club fee. 2.) I do not currently own a home. I rent an apartment. 3.) Yes. I have emergency money off to the side. 4.) I am willing to verify my income with Lending Club.
Have you sent in your information to lendingclub to get your income verified? I think you have to send in your paystub or tax filing, but check with lending club. Thanks.	I haven't gotten it verified yet. I was trying to speak with someone about that. I will get it verified though.

Member Payment Dependent Notes Series 428826

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428826	$25,000	$25,000	16.00%	1.00%	July 30, 2009	August 3, 2012	August 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428826. Member loan 428826 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,417 / month
Current employer:	Johnson & Johnson	Debt-to-income ratio:	17.93%
Length of employment:	12 years 1 month	Location:	Flemington, NJ

Home town:	Pittsburgh
Current & past employers:	Johnson & Johnson
Education:	Duquesne University, Xavier University

This borrower member posted the following loan description, which has not been verified:

I am looking for $25k unsecured to simply consolidate some very high interest rate credit card debt that I accumulated recently. I am being charged 20%+ interest. I am a sales executive for a Fortune 50 company and will have this repaid in less than 12 months. Please check my credit report - I have spotless payment history - never missed, never late. I just have too much credit which lowers my credit score. I would appreciate any assistance between $10k and $25k unsecured to avoid this very high interest that I'm paying. Thank you.

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$181,638.00	Public Records On File:	0
Revolving Line Utilization:	70.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your RC balance is over $180k -- what does this debt consist of and given your high income, how did you accumulate it?	Actually - truly revolving debt is only $80k. The additional $102k is from my second mortgage with Chase. It is not revolving. Other $80k was accumulated through medical bills for relative. Let me know if you have additional questions. Thank you fr your consideration. .
Thanks for the quick answer; I will be funding part of your loan.	Thank you for your assistance.
I'm interested in your loan and have a few questions. 1. How long have you been paying on your current home mortgage? 2. How much do do have in savings and investment?	I have been paying on my current mortgage for 2.5 years at this location. I have moved 7 times in the past 12 years - all due to promotions with my current employer. I currently have $29k in savings and $7k in liquid investments, another $100k in restricted stock that vests in March 2010. I hope that helps. Thank you for your consideration.
How did you arrive in your calculation that this loan will be paid in 12 months?	Sorry - I meant to say that I will have the ability to repay in full around March 2010 given the timing of some restricted stock I have that is vesting. Current value net of taxes is around $62k. The current amortization is 3 years I think. Sorry for the confusion.

Member Payment Dependent Notes Series 428839

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428839	$21,000	$21,000	13.16%	1.00%	July 31, 2009	August 3, 2012	August 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428839. Member loan 428839 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	US Govt	Debt-to-income ratio:	8.23%
Length of employment:	22 years	Location:	Forest Park, IL

Home town:	Memphis
Current & past employers:	US Govt
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

I would like to pay off all my bill with one low monthly payment. I am currently employed full time with the Federal Govt for over 22 years. I would like to have all of my bills paid for before I retire in 8 years.

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1980	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,956.00	Public Records On File:	1
Revolving Line Utilization:	71.10%	Months Since Last Record:	86
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
With the revolving credit balance of 11k, what will the other 10k be used for?	I have a car that I plan on paying off of $10,000. This will help in combining the amounts to one payment.

Member Payment Dependent Notes Series 428879

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428879	$7,500	$7,500	13.47%	1.00%	July 31, 2009	August 3, 2012	August 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428879. Member loan 428879 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,992 / month
Current employer:	Service Experts, Inc	Debt-to-income ratio:	13.23%
Length of employment:	1 year 9 months	Location:	Brighton, CO

Home town:	Brighton
Current & past employers:	Service Experts, Inc
Education:	University of Colorado at Denver and Health Sciences Center

This borrower member posted the following loan description, which has not been verified:

I am applying for a loan which I will use to consolidate my debt into one monthly payment, which will reduce my debt-ratio and improve my credit score as well. I am looking forward to paying off my credit cards, and possible cancelling a few of the newer ones. I read that a fixed loan is better on my credit score than many revolving credit cards. My goal is to pay off my debt, with a fixed loan I will see the progress in paying off the loan, and improving my credit score. I understand that bettering my score and paying off debt will help me in the future when I want to purchase my home, or my vehicle. I am a reliable candidate for the loan, I have been working on paying off my smaller credit cards and have done so, it is the larger ones that are difficult to make progress on, because of the larger interest rate. I always pay my bills every month, and have the means to do so, I am a very responsible person which makes me a good candidate for a loan. I feel a loan will greatly help and will be easier for me to pay, and make larger payments and hopefully pay it off sooner.

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	33
Revolving Credit Balance:	$8,815.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan, home equity loan or student loans? Can you give a short description of the type of work you perform at Service Experts, Inc? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I do not have a car loan, and I live with family. I do not have a mortgage. I do have a student loan which I am working on paying, I have never made a late payment. I do not have a savings account. I am a GL Accountant at Service Experts- all accounting functions of three service centers.
Unless you are paying a membership fee for your credit cards, you should think twice about canceling them after you pay them off. Canceling your cards will lower the amount of credit available to you and raise your revolving line utilization percentage for whatever you have on your remaining credit cards, which hurts your credit rating.	Thank you . I had read a little on that, and was advised its best to close the smaller accounts, and the ones that were opened last, so I don't lose credit history. Thank you for your advice.
Please have your income verified. I'll invest if you do that.	I will call in tomorrow and ask what I need to do to verify my income. Thanks

Member Payment Dependent Notes Series 428880

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428880	$1,400	$1,400	12.84%	1.00%	July 30, 2009	August 3, 2012	August 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428880. Member loan 428880 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$407 / month
Current employer:	public partnership	Debt-to-income ratio:	17.68%
Length of employment:	6 months	Location:	washington, DC

Home town:	Jacksonville
Current & past employers:	public partnership, Medicare Payment Advisory Commission
Education:	University of Mary Washington

This borrower member posted the following loan description, which has not been verified:

This is paying for a trip I am taking to Europe

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please enlighten me how it is possible to live in Washington DC with a gross income of $407. If that is possible, I am moving to DC.	Type your answer here. I just graduated from college and I am living with my parents

Member Payment Dependent Notes Series 428884

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428884	$4,000	$4,000	13.16%	1.00%	July 30, 2009	August 3, 2012	August 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428884. Member loan 428884 was requested on July 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	4.28%
Length of employment:	n/a	Location:	Redford, MI

Home town:	Detroit
Current & past employers:	Quicken Loans Inc., Michigan State University
Education:	Michigan State University, Michigan College of Beauty, Lansing Community College

This borrower member posted the following loan description, which has not been verified:

I am seeking financing for continuing education in cosmetic laser procedures, at this time I am unable to secure financing in the form of a student loan because the schooling is less than part time, and other lenders have tightened up on student loan lending. I am able to payback the majority of this loan less than 6 mos from the time I complete training.

A credit bureau reported the following information about this borrower member on July 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1986	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	64
Revolving Credit Balance:	$2,049.00	Public Records On File:	0
Revolving Line Utilization:	9.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
When will you finish training? Since you have no employer, what is the source of your income? How much is your mortgage payment, and other debt?	Training is one week Aug 17-21 Mon-Friday. I am currently employed I work two jobs, one in the day and one in the evening at the mall. My mortgage payment is 842 a month, I do not have any other extensive debt other than student loans which are currently in deferment. My credit cards are mostly paid off I have a discover card and the debt on that is $1400, in which only $600 of it is mine. I helped out a friend and they are in the process of paying me back. I'm not sure if utility bills (water, gas, electric) are considered debts, but those are taken care of by my roommate. I make approximately 2000/month gross. Thank you for your consideration, should you have any additional questions feel free to ask. Thanks!
I am considering helping but you entered n/a for current employer and length of employment. would verify your gross income. Also, when you complete the training, will it enable you to upgrade your job to a higher income? Thank you.	I didnt enter a n/a it didnt list as a requirement to be filled in and i currently have two jobs. My gross income is approx $2100. With having this training I will be able to gain more income with my employer, as I will be the only person with this skill and certified as a laser safety officer at this practice
How long have you own your home?	I have owned my home for just under 2 years.
Sorry if I did not make myself clear. You can verify your income by sending a copy of a recent pay stub to Lending Club. Would you be willing to do this	Yes I am willing to do that, however because I just started working for my current employers I have not yet received a paystub from them.

Member Payment Dependent Notes Series 428885

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428885	$10,000	$10,000	13.16%	1.00%	July 31, 2009	August 5, 2012	August 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428885. Member loan 428885 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Adorno and Yoss LLP	Debt-to-income ratio:	18.31%
Length of employment:	1 year	Location:	WEST PALM BEACH, FL

Home town:	Boynton Beach
Current & past employers:	Adorno and Yoss LLP, Circuit City Stores
Education:	Florida Atlantic University, Nova Southeastern University

This borrower member posted the following loan description, which has not been verified:

This is a loan to consolidate and pay off my credit cards.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	46
Revolving Credit Balance:	$16,528.00	Public Records On File:	0
Revolving Line Utilization:	22.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you describe a bit more about your line of work and your delinquency from about 2 years ago. Best of luck with your loan. Art	I believe the delinquency was from 46 months ago, according to my Lending Club profile. I am not sure because it was so long ago but I would have to say that it was probably either a telephone bill or a credit card bill. My practice area is commercial litigation. This involves suing various corporations and other business entities for monies owed.
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, apart from your credit card debts, like a car loan or student loans? Can you give a short description of the type of work you perform at Adorno and Yoss LLP? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I would be willing to verify my income in order to obtain the loan. My practice area is commercial litigation which involves suing various corporations and other business entities for monies owed. I have a checking account and savings account and am also willing to sign up for direct debit so that the money can come directly out of my account. My other loans are a car loan ($600/mo) and student loans ($228/mo).

Member Payment Dependent Notes Series 428899

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428899	$18,000	$18,000	12.53%	1.00%	July 31, 2009	August 5, 2012	August 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428899. Member loan 428899 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,500 / month
Current employer:	Merced Union High School District	Debt-to-income ratio:	16.42%
Length of employment:	16 years	Location:	ATWATER, CA

Home town:	Merced
Current & past employers:	Merced Union High School District
Education:	Biola University, California State University-Stanislaus (CSU Stanislaus)

This borrower member posted the following loan description, which has not been verified:

I have a good solid job and very low living expenses. I want to put my credit card debt into a 3 year fixed loan and then cut up the cards and be debt free in 3 years.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1988	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	71
Revolving Credit Balance:	$11,318.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 428954

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428954	$8,000	$8,000	12.21%	1.00%	July 29, 2009	August 5, 2012	August 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428954. Member loan 428954 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,075 / month
Current employer:	US Geological Survey	Debt-to-income ratio:	6.21%
Length of employment:	3 years 6 months	Location:	ATLANTA, GA

Home town:	Peachtree City
Current & past employers:	US Geological Survey
Education:	Georgia Institute of Technology

This borrower member posted the following loan description, which has not been verified:

Purpose: I am trying to get the extra money for the engagement ring my girlfriend really wants. We happened to come across the perfect ring when we were not particularly looking for it that day and do not want to pass it up if possible. Self: I have a secure federal government job with steady pay increases at least once every year. I have a good credit score with no delinquencies or late payments. The only other loan I am currently carrying is a student loan with a monthly payment of only $50. I own my car and rent an apartment with a roommate. Thank you.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,883.00	Public Records On File:	0
Revolving Line Utilization:	65.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Can you explain why your credit history shows a revolving credit balance of $6,883? Is this you student loan? Can you give a short description of the type of work you perform at the US Geological Survey? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	The revolving credit balance comes from school expenses (dorm, tuition, and books) and getting set up in an apartment on a credit card and ~$4000 left on a student loan that is being paid down steadily. I am a civil engineering graduate and currently do hydrology work for the USGS. I collect river and stream data (discharge, temperature, and various water quality monitoring), perform calculations to predict river trends, and troubleshoot equipment. I do have a savings account for emergencies, and I was hoping not to have to use it on a ring. I am currently a grade 6 step 2 on the federal salary chart for Atlanta, GA. http://www.opm.gov/oca/09tables/html/atl.asp The job I am currently in goes up to a grade 12, but I should have moved into a different position with a higher cap by that time. I am willing to verify income with Lending Club, and I will have to contact them. When making the loan posting, I was under the impression when I clicked the box that allowed them to verify income that they were either going to contact my work or give me further instructions on how to do so. I am glad you asked that question since it has put in my mind that it may not just be on its way, and I'll have to go look for it. I hope this answers your questions. Let me know if there is anything unclear or more you want to ask. Thank you.
What kind of debt will your partner add to your situation? What kind of income does your partner have? Are you looking at any other major purchases upon engagement (home, minivan (ha), wedding out of your pocket or family's, etc.). Or do you expect the engagement to last longer than the loan?	Partner is not in any kind of debt. She owns her car and currently lives with parents to save money towards a house. She also works with the federal government and has the same pay as me (grade 6 step 2 on federal pay chart, see above question for link to salary chart). Both of our cars are in good condition, and I do not foresee us having to buy one for many years to come. We are planning on staying in my apartment after getting married then looking for a house. Her parents will pay for the wedding, and my parents will pay for the rehearsal dinner so we should not have many costs ourselves. The current planned date for the wedding is in November 2010. Thank you.

Member Payment Dependent Notes Series 428987

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428987	$12,000	$12,000	12.21%	1.00%	July 31, 2009	August 4, 2012	August 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428987. Member loan 428987 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	AJ Jersey Inc	Debt-to-income ratio:	17.12%
Length of employment:	8 years	Location:	UNION, NJ

Home town:	Elizabeth
Current & past employers:	AJ Jersey Inc, Raymond of New Jersey
Education:

This borrower member posted the following loan description, which has not been verified:

This loan is to consolidate all my major credit debt.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	39
Revolving Credit Balance:	$15,524.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you submit your financials to LendingClub so they can verify it? Thanks.	I would be happy to provide any information you need. What would you like to see as far as my financials are conserned? Also I am not sure how to send them??

Member Payment Dependent Notes Series 429010

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429010	$11,000	$11,000	13.16%	1.00%	July 31, 2009	August 4, 2012	August 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429010. Member loan 429010 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Cast and Crew	Debt-to-income ratio:	7.62%
Length of employment:	2 years	Location:	STUDIO CITY, CA

Home town:	Hemet
Current & past employers:	Cast and Crew
Education:	University of California-San Diego (UCSD)

This borrower member posted the following loan description, which has not been verified:

Hello, I am hoping for assistance to consolidate my debt. Within the last few years with my current employer, I've reduced my overall debt by about 30%. With the remaining debt I have at such high interest rates (IE: my credit line with HFC), I need to consolidate my debt so I can eliminate my overall debt faster. Realizing that getting into debt is principally a big mistake, I wish to move forward by exemplifying better financial responsibilty and proving this lesson learned. Thank you for your consideration. All the best, Nori Chia

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	45
Revolving Credit Balance:	$10,756.00	Public Records On File:	0
Revolving Line Utilization:	69.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at Cast and Crew? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hello "StocksMan", I do not have a car loan. I do have a student loan that has a lower balance, however, as it is at an extremely low interest rate (2.48% variable) than what is being offered by lending club, I have not lumped it into the debt consolidation loan request. It is and has been very manageable. I am employed as a Post Production Coordinator through Cast & Crew. I supervise and perform administrative duties working directly for and with the producers. I do have a savings account for emergencies. I have already sent Lending Club the requested forms to verify employment and income. Feel free to contact me with any further questions. All the best, Nori C. Chia
How are you associated with UCSD?	Hello "iLender", I graduated with a B.A. in Human Development from UCSD in 2004. Feel free to let me know of any more questions. All the best, Nori C. Chia

Member Payment Dependent Notes Series 429085

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429085	$7,500	$7,500	15.37%	1.00%	July 31, 2009	August 4, 2012	August 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429085. Member loan 429085 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	All American Appraiser	Debt-to-income ratio:	15.84%
Length of employment:	5 years 3 months	Location:	San Francisco, CA

Home town:	St. Petersburg
Current & past employers:	All American Appraiser
Education:	College of Marin, University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

I am generally on-time with my monthly payments, and have a fairly good history repaying personal loans.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	77
Revolving Credit Balance:	$5,015.00	Public Records On File:	0
Revolving Line Utilization:	85.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what do you mean "fairly good"? that does not seem convincing at all!	I meant that I make my payments on time, and in the few rare instances that I didn't, in the past, I have always made up for it before the next scheduled payment. I was simply being truthful and objective, knowing that my credit history is not "Excellent."
How much is your rent + Utilities? How much do you spend on transportation(Gas Insurance, travel expenses for work, etc.)? List the cost on ongoing expenses(cell phone, gym membership, life insurance, etc.) How much do you spend on any appraisal licensing fees/E&O insurance if any? Do you have any dependents? are you paid salary or commission base(please list break down)? Thank you...	Hello. Please be advised that I currently live in an auxiliary unit of my parents' house (751 20th Avenue, San Francisco, CA 94121), and do not pay any rent. I have spent approximately $6,000 on gas and approximately $3,000 on car maintenance for the year of 2008, and had no other travel expenses. I currently pay $376.82/month for Capital One loan of 04/2007 (until 04/2010); approximately $350/month on credit cards (4 cards combined); approximately $185/month for Comcast cable/internet/phone; $134.43/month for car insurance; approximately $125/month for Verizon cell-phone service; and $19/month for gym membership. I pay $644 annually for E&O appraisal insurance, have paid $669 this year for continuous education update package (required every two years), and have $510 due for my appraisal license renewal. I have no dependents, and am single. I get paid on commission monthly (1st of the month or the following weekday, if the 1st falls on the weekend), based on the number of appraisal files I process a month.
Do you plan to pay off the credit card debt and other existing obligations with this loan or will it go to new purchases? Good luck with this loan.	Hello. Please be advised that I do not plan to make any new purchases with this loan, and would like to use part of it to consolidate the existing debts, part of it to upgrade my appraisal license and expand my business, and part of it for my savings, to lean-on during the months of potential slow-down. Thank you!

Member Payment Dependent Notes Series 429126

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429126	$16,750	$16,750	20.11%	1.00%	July 31, 2009	August 4, 2012	August 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429126. Member loan 429126 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Premier Pets	Debt-to-income ratio:	21.34%
Length of employment:	1 year	Location:	Rancho Mirage, CA

Home town:	Syracuse
Current & past employers:	Premier Pets
Education:

This borrower member posted the following loan description, which has not been verified:

Our current business name is Premier Pets and has been in business for 4 years. I purchased the business in Feb 2009 because it was doing around $500k per year in gross sales and decent cashflow. I knew I could increase sales and the overall client base if only I had the right image and location. Thus, rebanding the name to Hollywood Premier Pets and expaning the current location from 1800 sq ft to 2500 sq ft. The new location will have a 1920's Hollywood art deco look and feel. However in the middle of construction and fixture development, our lender backed out of the loan/lease. Feel Free to check out our website www.hollywoodpremierpets.com or call me with any questions. Looking forward to your help.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	17
Revolving Credit Balance:	$13,337.00	Public Records On File:	1
Revolving Line Utilization:	59.00%	Months Since Last Record:	87
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I went to your website, there isn't a phone number, address or contact info. Where are you located? The website info shows the owner is in FL. Registrant: DB Investments 5127 Eaglesmere Dr Orlando, Florida 32819 United States Registered through: GoDaddy.com, Inc. (http://www.godaddy.com) Domain Name: HOLLYWOODPREMIERPETS.COM Created on: 08-Feb-09 Expires on: 09-Feb-10 Last Updated on: 08-Feb-09 Administrative Contact: Barton, Dan dan@wgorl.com DB Investments 5127 Eaglesmere Dr Orlando, Florida 32819 United States (407) 242-4399 Fax -- (407) 447-3071 Technical Contact: Barton, Dan dan@wgorl.com DB Investments 5127 Eaglesmere Dr Orlando, Florida 32819 United States (407) 242-4399 Fax -- (407) 447-3071 Is this correct?	My contact number is 760-413-2857 and the store is 760-345-5005. Under "LOCATIONS" of the website it listed the physical location of the store and phone number. That being 77920 Country Club Dr, Palm Desert CA 92270. The Florida corporation "DB Investments" is the holding company for the website and trademarks. The CA corporation which owns the store is called "Hollywood Premier Pets of PD Inc." and listed with a CA Corporation number of 3188899
Can you explain your Public Record On File?	A Bankruptcy discharge from Aug 2000. I had lost my job in 2000 and got behind on my car payments. Attorney recommended bankruptcy as a way to save the house, so I followed his instruction and filed. Still own the house today and have not been late on mortgage or car loans since then.
Sorry I missed the address I was looking on the main page for a contact. Can you please verify your income	What form/type of verification are looking for? I orginaly thought the system would some how do it, but that dosn't seem to be the case
Have they verified all of your loan and finance info?	Currently in the process, should have everything to LendingClub.com on Monday

Member Payment Dependent Notes Series 429147

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429147	$11,500	$11,500	13.79%	1.00%	July 31, 2009	August 4, 2012	August 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429147. Member loan 429147 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Halifax Corporation	Debt-to-income ratio:	10.89%
Length of employment:	9 years 9 months	Location:	HARRISBURG, PA

Home town:	Harrisburg/Dauphin
Current & past employers:	Halifax Corporation, PA Blue Shield - Advertising(1990-2000), Hershey Medical Center - Paramedic (1985-1990), Worked at Halifax Corp last 10 yrs (Warranty Admin)
Education:	Harrisburg Area Community College-Harrisburg, University of Phoenix

This borrower member posted the following loan description, which has not been verified:

I'm looking to consolidate two credit card payments into one monthly affordable fee.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,637.00	Public Records On File:	0
Revolving Line Utilization:	91.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429159

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429159	$12,000	$12,000	11.26%	1.00%	July 30, 2009	August 4, 2012	August 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429159. Member loan 429159 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	K-force	Debt-to-income ratio:	17.39%
Length of employment:	3 years 1 month	Location:	ROSELLE, NJ

Home town:	Callao
Current & past employers:	K-force
Education:	Gibbs College-Livingston

This borrower member posted the following loan description, which has not been verified:

New Loan

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,079.00	Public Records On File:	0
Revolving Line Utilization:	14.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you described what the loan will be used for? If it is for credit card debt please list the cards and the amounts owed. Thank you; Art	I'm just looking to consolidate some credit card debts and a student loan, i'm making payments of 600 dollars every month and I don't see to be making any improvement to the debts.
Can you please provide a summary of what you are looking to refinance at a lower rate (balances and interest rates please). Could you also please explain why you are looking for a $12k loan when your revolving credit balance is only reported as $5k.	I have a sallie mae student loan of 3600 hundred dollars finance to ten years, and three credit cards that I owe an average of $3000 each, at 21% interest, I thoug it will be a good idea to get all togheter with a better rate.

Member Payment Dependent Notes Series 429209

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429209	$9,600	$9,600	14.11%	1.00%	August 3, 2009	August 4, 2012	August 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429209. Member loan 429209 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	ConforMIS	Debt-to-income ratio:	12.72%
Length of employment:	1 month	Location:	Burlington, MA

Home town:	Framingham
Current & past employers:	ConforMIS, Boston Scientific, Tyco International, Intel, Vought Aircraft
Education:	Lesley University, Dean College, Quinsigamond Community College

This borrower member posted the following loan description, which has not been verified:

Hello Lenders, My 1970's Cessna 150 aircraft is in the shop needing a $10K engine overhaul to restore it back to new condition and make it safe. I spent the winter restoring the interior and all it needs now is this engine rebuild. Having the engine overhauled boosts the airplanes value from it's current $20k market value to around $30-$32k and makes it more fuel efficient and reliable. Once the airplane is flying again, I plan of flying it for various charitable missions, including Angel Flight, Young Eagles and Pilots n Paws (animal rescue). Flying is my passion and I like to apply this passion in a way that I can help others! I recently relocated back to MA, am college degreed with 20+ years career experience. I recently accepted a new job in the medical device industry, and have a decent income ($90k/year) going forward, but living expenses while out of work, plus necessary move costs incurred to get myself here have depleted my current cash reserves. Based on my new job income ($7500/mo) , I will be in a position to pay off my current credit cards and service this loan without any difficulty, in fact, if they provided shorter terms, I'd gladly pay off in just 4 months. but am OK with carrying this loan out to it's 36 month (3 year) term. Longer term, I am looking to eventually buy real estate (condo or starter house) Time is of the essence! The engine rebuilders in PA already have the airplane engine in their shop now and I need these funds to get the 4 week remanufacturing cycle started. They need $6k down and the balance upon delivery. I will have the funds (through future pay checks) to cover the aircraft mechanics fees to reinstall engine when it's done. I really appreciate your consideration as a potential lender!

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	29	Months Since Last Delinquency:	3
Revolving Credit Balance:	$11,265.00	Public Records On File:	0
Revolving Line Utilization:	39.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am a Riddle grad. Enjoy your Cessna- I learned to fly on a 172.	Riddle is a great school! I considered a mid-career change a few years ago and explored Embry Riddle and Delta Connection Academy, but decided to stay in supply chain management profession and keep flying as a hobby/passion and not a job! I am only 5'1" so I need a booster seat to fly a 172, but do not in my smaller Cessna 150L model. I spent 6 months of weekends this past Fall-Spring redoing the interior to new, including reupolstering the seats, new carpet and interior panels and instrument panel. Hey, a brand new 2 seater goes for $120K now, this Cessna cost me $15k and it with this new engine, it will be worth > $30K plus be far more reliable. PS: In case anyone is worried about accident risks, I do carry full hull, liability, life insurance in the unlikely event of a mishap.
Can you explain your recent delinquencies?	Earlier this Spring, for the 1st time in my 25+ year career, I lost my job as a Materials Manager for a company in the semiconductor / electronics industry out in upstate NY and was strapped for cash and a couple monthly payments slipped > 60 days. Fortunately, I landed a better position last month out in MA, where I earn more $ as a Supply Chain Manager and am in a far more stable (medical device) industry. I have already become current with all creditors and with my new job/income, I will have zero debts before the end of this year. I have historically carried a FICO score in the upper 700's and have owned 5 different houses over the years. In 2000, I bought out a aerospace machine shop (my former employer) in Seattle area and was doing very well with this 10 employee company until 9/11/01, when the economy and aerospace industry was hit very hard. Boeing was my primary customer and pulled out/decreased most of thjeir contracts, sending me into a multi-year loss (that I funded from my own cash, home equity, etc...) until I lost my passion and most of my personal assets and finally got out from under, selling it in 2004 to someone who could assume the liabilities, but I walked away with nearly nothing. It is only a matter of time that I will be back into home ownership and a decent lifestyle like I had pre- 9/11. I am well on my way to rebuilding my life/future!
How long have you been flying? Im a pilot here in Alaska and understand the cost of engine change out. I have some invested already for your loan, but I may add more. Are you using the airplane in any commercial flying, rental or giving instruction? Thanks	I've heard Alaska is a gorgeous place to fly, especially with floats or skis! My Grampa taught me to fly in his old 1943 Piper J3 Cub out in WI when I was 9. He passed away when I was 17, but I started taking formal lessons in the late 1980's. I currently have my Private Pilot License (PPL) with Single Engine Land (SEL) rating, but want to add tailwheel and possibly Instrument and maybe even CFI in the future. I do not fly commercially.

Member Payment Dependent Notes Series 429223

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429223	$7,000	$7,000	11.26%	1.00%	July 29, 2009	August 4, 2012	August 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429223. Member loan 429223 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,929 / month
Current employer:	Volusia County Schools	Debt-to-income ratio:	18.20%
Length of employment:	31 years	Location:	New Smyrna Beach, FL

Home town:	Chicago
Current & past employers:	Volusia County Schools
Education:	Eastern Illinois University

This borrower member posted the following loan description, which has not been verified:

Ok... first off I want to tell you up front that my credit score is not good due to my debt ratio; but it is just not that I owe a lot; it looks like I owe LOTS more due to the CC companies lowering my available balance. :-( BUT I am not late with payments (except one time I was in the hospital...and was in no condition to even to remember to pay them). However, what got me in this mess... was love. I fell for a man in Europe and even lived there while we talked of marriage and I kept lending him money.... money, I didn't really have. When I got back to the states, I had to cash in my retirement and do a line of equity with my house and use my credit cards to live and sometimes even send him more money! All of that I gave him was to be a loan to be paid back (it totalled over $22,000) when we got married here in the states; but he never came and disappeared off the face of the earth. BUT I am a great detective, and found him and with the grace of GOD got a bonus at school, so I flew out there in Nov. 2008 and pressed charges. I have case as I kept all the evidence of the money I gave him (except the cash), and it will go to court this fall! I am not sure if he can pay me back anything; but if found guilty of fraud, he will end up in jail. And YES, there is a book in this! These CC companies are killing me with their interest rates, and I am getting no where in getting down my debt. With this money, I can pay off one cc and one loan (and all but one are closed accounts) and fly to Serbia for the trial. I am a VERY good risk as I am a respected teacher who has 25 years in the county and makes a good salary which is directly deposited into my account. I cannot be laid off (YEAH!) and I am working 3 more years, and then I will retire, with my goal being rid of all debt besides my house and one credit card. So your plan is perfect for me! ALSO, I have just converted my mortgage to a fixed rate, and my payments will be $200 less per month! So... I am hoping there is someone out there who could help me get out of this monetary nightmare.

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	39
Revolving Credit Balance:	$42,157.00	Public Records On File:	0
Revolving Line Utilization:	86.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How is it that you lived in Serbia with this guy while you talked of marriage, but you have remained employed for 30+ years at school in FL? And, out of curiousity, what do you teach?	I took a leave of absence from my district, and returned to teach after it was over. I have taught 30+ years in total with 25 being in this county. I teach American literature (among other things) to high school juniors. So does that help? :-)
It actually does help --- thanks! It also sounds like a hard, hard thing, and good for you for following through with prosecuting. As a teacher, I am always interested in what folks do!	Thank you for your support. Yes, I feel like I have to follow through and prosecute and luckily I kept everything as evidence, but even luckier that his gov't believed my claim! Things happen for a reason, and I think for me, it was to stop him before he did this to any more women (and there was a next one, I discovered...and oddly enough she and I are now good net friends!). I wish you a good school year. :-)
Make the guy pay, yeah!	That is very cute! I am hoping to get something...but knowing him (well what I found OUT about the REAL HIM) and the economy of that country, I am sure the money is all gone :-( BUT with justice on my side, he will be paying through the butt more than likely another way... 6-10 years worth, if you get my drift! Thanks for making me chuckle.... not sure these types are comments are what investors want/use to read(ing), but I am sure this whole senario is not your typcial plea, and is a bit entertaining!

Member Payment Dependent Notes Series 429255

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429255	$10,000	$10,000	10.95%	1.00%	July 29, 2009	August 4, 2012	August 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429255. Member loan 429255 was requested on July 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Angel Oak Capital Partners	Debt-to-income ratio:	8.90%
Length of employment:	3 months	Location:	Atlanta, GA

Home town:	Portland
Current & past employers:	Angel Oak Capital Partners
Education:	University of Portland

This borrower member posted the following loan description, which has not been verified:

Lost my job at the beginning of the year. I work now, as a bond trader. I've never made less than double my mininum payment. This loan is merely to lower my interest rate. Thank you all for helping. -D

A credit bureau reported the following information about this borrower member on July 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,048.00	Public Records On File:	0
Revolving Line Utilization:	26.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429277

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429277	$9,000	$9,000	15.05%	1.00%	July 31, 2009	August 5, 2012	August 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429277. Member loan 429277 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,188 / month
Current employer:	Lockheed Martin Corp.	Debt-to-income ratio:	11.30%
Length of employment:	1 year 1 month	Location:	Lakeville, MN

Home town:	Lakeville
Current & past employers:	Lockheed Martin Corp., C.H. Robinson Worldwide
Education:	University of Minnesota-Twin Cities, Stevens Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I am starting graduate school this fall and would like to minimize the number of payments I have to make during that time. I plan on consolidating credit cards to do just that. I have never been late on a payment and never plan to. I work at Lockheed Martin as a Software Engineer in the Leadership Development Program. I gross over $62,000 and I know I would be a good candidate for a loan.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,842.00	Public Records On File:	0
Revolving Line Utilization:	61.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you going to continue to work full time while attending graduate school?	Yes. Part of the leadership development program I am in stipulates I work full time. All graduate classes are on top of that.
Can you describe your monthly expenses?	Mortgage: $1500 Car: $380 Credit Cards: $425 Spouse's Student Loans: $300 Utilities: ~$300
I would like to help fund your loan, but have a couple of questions. What are the costs for your graduate program? And, when do you estimate receiving your graduate degree? Do you have a savings account or any other kind of emergency fund?	The costs are very minimal as the Leadership Development Program (LDP) pays for all costs relating to tuition, books, and fees. My wife and I jointly have a savings and separate emergency fund, which combined have about 1 month of funds in it. We are adding to it slowly and I am also taking advantage of the 401k plan at work, but our main interest is getting the debt paid off. Thanks everyone for looking. I will not disappoint.

Member Payment Dependent Notes Series 429285

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429285	$20,000	$20,000	14.74%	1.00%	July 31, 2009	August 5, 2012	August 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429285. Member loan 429285 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,583 / month
Current employer:	Accenture	Debt-to-income ratio:	10.20%
Length of employment:	11 years 1 month	Location:	ALEXANDRIA, VA

Home town:	Birmingham
Current & past employers:	Accenture
Education:	Vanderbilt University

This borrower member posted the following loan description, which has not been verified:

I am a professional with my company for 11 years and may $160,000 per year. My partner in life lost his job 6 months ago which has been a burden on its own, but my best friend who lives abroad was in worse financial trouble and I gave them a loan of cash over time which caused some of my own credit card debt to build up. This loan will allow me to consolidate this debt into an easy payment. I am very responsible and have never missed a payment until recently which has caused some credit card rates to skyrocket. I would like to pay these off, close the accounts, and use one credit card with a low interest rate. Please give me the funds that will allow me to do this.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	23
Revolving Credit Balance:	$106,181.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much debt are you in with your credit card? You are requesting a loan for 20K but your revolving debt is a lot higher than that. Also can you please have lendingclub verify your income? Thanks.	This loan will actually replace some of that credit card debt which is at a higher APR. I have about $28K in credit card debt, but I have not missed a payment on those debts, student loans, the mortgage, or the car. I can look to see how Lending Club verifies income, but I can tell you that what I stated as my income is exactly accurate. I am a senior manager in global management/IT consulting firm where I have worked for 11 years.
To verify income contact lendingclub. I think they ask for your paystubs or W2 from last year. Verifying your income is more likely to get lenders to fund your loan too, so it's generally a good move I think. Thank you.	I talked to a customer account manager to have this done as soon as possible. However, in the meantime, if any potential lenders are familiar with management levels for IT/management consulting like my company (Accenture), IBM, PriceWaterhouseCoopers, Deloitte & Touche, McKinsey, etc. this is a valid income level. It is also worth noting from my prior question that I realized some of my higher level of revolving credit is because I helped friends a few years ago to get their credit started by signing on with them. They may be carrying balances, but clearly they are making payments so that they dont diminish my credit rating.

Member Payment Dependent Notes Series 429315

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429315	$10,000	$10,000	16.00%	1.00%	July 30, 2009	August 5, 2012	August 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429315. Member loan 429315 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Squitieri & Fearon	Debt-to-income ratio:	8.60%
Length of employment:	8 years 2 months	Location:	jersey city, NJ

Home town:	Brooklyn
Current & past employers:	Squitieri & Fearon
Education:	Pace University

This borrower member posted the following loan description, which has not been verified:

Hello: I am currently employed full-time as a paralegal. I have good credit and am a reliable and trustworthy candidate for this loan. I have a checking account where my paycheck is deposited by direct deposit so therefore the loan payments can be debited directly from my checking account. My husband has been unable to get a job for over a year now and is planning on returning to school in September to get his masters in engineering. He has applied for and has gotten a student loan. However, we have been unable to secure a personal loan (because we do not own our home). We have a 20-month old son and unfortunately I am the only income right now. We both have an american express bill for $18,000 that I need to pay off as this bill requires me to pay $1,600 monthly. When my husband got laid off we used this card for almost everything. I know that paying off that bill will allow me to use the $1,600 to pay the loan payments monthly and a couple of other other bills. The other $2,000 I will apply to other bills. thanks,

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,132.00	Public Records On File:	0
Revolving Line Utilization:	36.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I see you were approved for only a portion of your requested amount. Will the numbers still work out for you? Will you also submit your monthly expenses (please include actual amounts)? Thanks, and good luck with the loan process.	The $10,000 that was approved will go directly towards my AMEX bill. That will at least bring the balance down on that account which will make monthly payments on that accoun significantly lower. The difference will allow me to repay this loan in addition to other bills. (I am currently paying $1,500 monthly towards my AMEX).
Thanks for your response. Will you tell us what your new payment will be on the AMEX after paying it down by 10K?	Hi there: monthly payments will be approximately $419 (possibly less). With my loan payments and the new monthly payments to AMEX I will have over $700 to pay other bills. Thanks a lot.

Member Payment Dependent Notes Series 429330

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429330	$11,000	$11,000	9.63%	1.00%	August 3, 2009	August 7, 2012	August 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429330. Member loan 429330 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Bakersfield Memorial Hospital	Debt-to-income ratio:	19.48%
Length of employment:	5 months	Location:	BAKERSFIELD, CA

Home town:	Visalia
Current & past employers:	Bakersfield Memorial Hospital, Visalia Unified school district
Education:	University of California-Irvine (UCI), California State University-Bakersfield (CSUB), College of the Sequoias

This borrower member posted the following loan description, which has not been verified:

Up front Legal fee for Family law case

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,100.00	Public Records On File:	0
Revolving Line Utilization:	7.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Up front legal case? is this against you or against someone else? also elaborate on your current monthly expenses please i.e how much is rent? utilities? so forth	$700 for rent/utilities. $316 car payment. $200 student loans. $50 credit card payment. The case is a custody case. Its a case I've filed for more custody of my child. The attorneys want the money upfront for legal fees to draw upon for the case.
What type of legal case is it and how does it involve you	$700 for rent/utilities. $316 car payment. $200 student loans. $50 credit card payment. The case is a custody case. Its a case I've filed for more custody of my child. The attorneys want the money upfront for legal fees to draw upon for the case.
I would like to help fund your loan, but have a few questions. Can you provide any additional details on the legal fees? Is the $11,000 just an initial retainer? Do you have a rough estimate of all the possible legal costs? (Sorry, but custody disputes can be very expensive.) Do you have a savings account or any other kind of emergency fund? Hope you are able to spend more time with your kid. Good luck!	This is not a retainer. It is the estimated fee's for Court appearances already on Calendar. I maintain a few thousand (2K or so) in a account for emergencies.

Member Payment Dependent Notes Series 429344

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429344	$13,000	$13,000	11.26%	1.00%	July 30, 2009	August 6, 2012	August 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429344. Member loan 429344 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	arcadis-us	Debt-to-income ratio:	18.36%
Length of employment:	4 years 3 months	Location:	san diego, CA

Home town:
Current & past employers:	arcadis-us
Education:	SUNY at Buffalo

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my auto loan on my 2009 honda fit sport. I owe approx $13,000 to Wachovia Dealer services and my car's Kelly Book value is approx $17,000. once i pay off the auto loan, I will sell it privately with the clean title in hand. with the money I obtain from the sale, I am planning on buying a used car from a private party with cash!

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,730.00	Public Records On File:	0
Revolving Line Utilization:	10.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Why is it that you want to sell this car? Have you ever sold a car privately before and what if you don't find a buyer near the price you want? Best of luck with your loan; Art	I sold two cars privately previously. On both, I got very good prices. I am a patient seller so I do wait till the right price is offered for the car. Car is OK for city driving but when it comes to long distances, it is very underpowered and uncomfortable. I realized that it was not a very good match for my needs.

Member Payment Dependent Notes Series 429347

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429347	$23,600	$23,600	11.89%	1.00%	July 31, 2009	August 5, 2012	August 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429347. Member loan 429347 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Jones Walker	Debt-to-income ratio:	16.21%
Length of employment:	2 years 3 months	Location:	NEW ORLEANS, LA

Home town:	New Orleans
Current & past employers:	Jones Walker
Education:	Loyola University New Orleans

This borrower member posted the following loan description, which has not been verified:

I would like to be debt free within three years. The credit card companies keep on changing their fees/rates and I would like to be free of Bank of America. I applied for this loan through Lending Tree and I would love to start this as soon as possible! 36 set payments and it is all paid off sounds like heaven!! Thank you.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,276.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I have a few questions. Can you tell me how you accumulated this debt? Is it credit cards, student loans, car loans, etc. Also, what do you do currently at Jones/Walker? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.) Thank you, - N	Hi there. I am trying to pay off two accounts I have with Bank of America - one is a credit card and one is a loan. Neither of the two accounts are, or have even been, delinquent. My rates, balances, etc. keep on changing due to the changes BOA is making with the economy, and I would simply like to be done with them once and for all. I am recently married my goal is to pay off my old debt as soon as possible so I am able start my new life with a clean slate. I can't even begin to tell you wonderful it would feel to have this paid off in 36 months. Truly, it would mean the world to me. Also, I have sent all of my verification information to Lending Club. Thank you!

Member Payment Dependent Notes Series 429374

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429374	$15,000	$15,000	11.89%	1.00%	July 29, 2009	August 5, 2012	August 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429374. Member loan 429374 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,033 / month
Current employer:	USMC (Capt Williams)	Debt-to-income ratio:	11.85%
Length of employment:	8 months	Location:	Twentynine Palms, CA

Home town:	Saint Charles
Current & past employers:	USMC (Capt Williams), USMC (Active Duty)
Education:	National University

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate some debts and do some home improvements. I can comfortably afford payments of $1000 a month or less.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,281.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you verify your length of employment? I don't understand how you can be a Capt in only 8 months (length of employment). Will you remain on active duty during entire duration of this loan? Did any of the 4 credit inquiries in the last 6 months result in new credit? Any other household debt/income (i.e. spouse)? Thank you. Semper Fi	My apologies; The Capt is my supervisor (The initial screen asked "Who I worked for"). I spent 4 years in the Marines and did a tour in Iraq. After being honorably discharged from the Marine Corps I was hired to work for DOD as a GS-09. I am an Instructor and Curriculum developer for Marines; I instruct an Electronic Repair course.
Are you new to the civil service? Or, have you worked previously (elsewhere) with the civil service? If you have worked elsewhere, what is your total time in the civil service?	I have not worked elsewhere in the civil service. I got out of the Marines Aug. 2008 and started working at my current job as of Dec. 2008.
07.24.2009 USMC length active duty completed (years, months) USMC Reserve obligation time remaining? (years, months) Possibility recall to active duty for more service in Iraq/Afghanistan? Semper Fi, Master Sergeant Disbursing USMC Retired	I was injured in Iraq in '07. Then medically separated; I served 3 yrs. 7 months. No reserve time remaining and no possibility of recall; because of the (honorable) medical discharge. -Semper Fi
Could you verify your income with Lending Club? Thank you.	Verification of my income should be finished Monday, July 27.
I would like to help fund your loan, but have a few questions. Can you provide any more details on the debts you wish to consolidate? (What kind of debts? Current balances? Interest rates?) What kind of home improvement project are you planning? And, have you already selected a contractor to do the work? Do you have any other outstanding debts, apart from the debt you are attempting to consolidate, like a car loan, home equity loan or student loans? Do you have a savings account or any other kind of emergency fund? Thank you for your service to our country!	I owe about $7,000 on two different credit cards at an avg. interest rate of about 12% (mainly from re-modeling my house). I plan to re-model the kitchen for my wonderful wife; my good friend is a contractor and his crew does excellent work (and I get a small price break). I do still owe just under $20,000 on my vehicle which has an extended full warranty to last another 60,000 miles or 4 years; whichever comes first. I do not owe anything on my wife???s car, my 1968 Baja Bug, or my 2008 Hayabusa motorcycle. My wife also insists on having at least $5,000 saved for emergencies and I we have two IRA's that are doing better than I would expect with the economy in its current state. I hope I answered your question and its nice being thanked for my service to the country; you???re welcome.

Member Payment Dependent Notes Series 429401

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429401	$10,000	$10,000	12.84%	1.00%	August 4, 2009	August 5, 2012	August 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429401. Member loan 429401 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,250 / month
Current employer:	MasterCard Worldwide	Debt-to-income ratio:	3.74%
Length of employment:	6 years 6 months	Location:	NEW YORK, NY

Home town:	Mt. Pleasant
Current & past employers:	MasterCard Worldwide, DaimlerChrysler
Education:	Central Michigan University

This borrower member posted the following loan description, which has not been verified:

Loan to assist my sister with her house

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	57
Revolving Credit Balance:	$28,454.00	Public Records On File:	0
Revolving Line Utilization:	60.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you further elaborate on your loan to your sister? (Will she be responsible for the repayment of this loan?) Do you have any other outstanding debts, like other loans to family members, home equity loans, car loans or student loans? Can you give a short description of the type of work you perform at MasterCard Worldwide? Do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover?	I am actually buying my sister's house, which was my mother's house who passed away 6 years ago. My sister is struggling with the up keep of the house and the yard, and wants to be closer to her grandchildren. I will be renting the house to my nephew who is recently married and had a child. I manage a software product we sell to our clients (banks) globally, and have 8 people working for me in various regions. My neice owes me 900. No car or home equity loans. I had savings of about 8,000 until recently, when I decided to pay off a loan. But I can easily bulid that back up in the next couple of onths. Currently, my take home per month is 7.600 and my monthly expenses are 3900. I will have no trouble paying the monthly payments with my excess as well as my nephew's payments. Let me know if you have any additional questions. I also wanted to keep the house in the family. I'm taking some 401k money plust this loan, to buy the house in full (28,000). thanks
Your profile states you make $17,250/mo (verified) but your note above says you take home only $7600/mo. Also, you have $28k in revolving debt, but you could save up $8k in a few months? Lastly, using 401k $ is going to get hit hard in taxes too. When you buy the house, will your sister pay rent to you? Does your purchase price include closing costs (title, lawyer, state fees, etc.)?	Because my salary is 167,000 plus my yearly bonus has been ranging 40,000. There will be no closing cost, Because I am giving her the money, and she will quick deed the house to me, like my mother did for her before she died. My nephew will be renting the house from me for $500 p/month. Thanks

Member Payment Dependent Notes Series 429510

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429510	$13,000	$13,000	14.11%	1.00%	July 31, 2009	August 5, 2012	August 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429510. Member loan 429510 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Mac Tools	Debt-to-income ratio:	17.51%
Length of employment:	3 years 3 months	Location:	Round Rock, TX

Home town:	Saginaw
Current & past employers:	Mac Tools, Paramount Cards Inc.
Education:	Eastern Michigan University

This borrower member posted the following loan description, which has not been verified:

Purpose of the loan: My husband and I are looking to become debt free! We have a couple credit cards that we are tired of and are ready to be out of debt for good. The banks are no help since they are the ones who want us in debt to begin with so we need your help! Our financial situation: We are hard working dedicated people with a sense of personal responsibility. We both pay our debts in full and on time as you will notice in my credit rating. We have had two smaller Prosper loans that were ALWAYS paid on time and paid off. My husband is well employed and enjoys the work that he does tremendously. If you have interest in bidding you can be sure that we will make good on our debt to you. My hope is that we will be able to be in a lending situation in the next year so we can help others who have helped us. Below is an outline of our monthly budget for you to review: My monthly budget: Net income $4,400 (after deductions) Mortgage $1,750 Car payment 1 $338 Insurance $58 Utilities $240 Credit Cards $400 Groceries $400 Gas $50 (my gas is company paid, my wife hardly drives anywhere) --------------------------------------------------- Total bills $3236 Free cash flow after bills $1164 You will see that we will have enough cash every month to easily pay back this loan, so please BID WITH CONFIDENCE!

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	41	Months Since Last Delinquency:	15
Revolving Credit Balance:	$22,388.00	Public Records On File:	0
Revolving Line Utilization:	91.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you have your income verified with Lendingclub please? Can you also describe what you and your husband do? Also how did you get in credit card debt? Thanks.	Hi Alexnder, thanks for your questions. We are already in process to verify our income with Lending Club and should have this competed tomorrow (monday). My husband works for Mac Tools as a regional recruiter. He is great at his job and loves what he does for a living. He essentially recruits individuals that are looking at starting their own business in the mobile tool industry. Currently I am working on setting up a very small bakery business which will be run out of the home. The bulk of our debt came from a previous home remodel that we took on in Alabama before we moved to Texas. My husband's income more than covers our bills each month, but we are looking for a set time period (3 yrs) to be out of our debt for good! thanks alot for looking and please let us know if we can do anything else.

Member Payment Dependent Notes Series 429512

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429512	$13,000	$13,000	13.16%	1.00%	July 31, 2009	August 5, 2012	August 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429512. Member loan 429512 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	ABM Industries	Debt-to-income ratio:	9.53%
Length of employment:	5 years 5 months	Location:	Oakland, CA

Home town:	Falmouth
Current & past employers:	ABM Industries, Rita Monser-Lake Veterinary Hospital
Education:	Chabot College

This borrower member posted the following loan description, which has not been verified:

Seeking a possible fixed loan to pay off Credit Cards.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,472.00	Public Records On File:	0
Revolving Line Utilization:	80.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, apart from your credit card debts, like a car loan or student loans? Can you give a short description of the type of work you perform at ABM Industries? Do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Type your answer here. Responding to a few questions:I currently have a Fixed Auto loan. What type of work I do for ABM? I work for ABM Engineering-Which I'm a Building Engineer for a pair of Office Buildings.

Member Payment Dependent Notes Series 429515

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429515	$17,600	$17,600	12.53%	1.00%	July 31, 2009	August 5, 2012	August 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429515. Member loan 429515 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,275 / month
Current employer:	Ralcorp Holdings	Debt-to-income ratio:	10.05%
Length of employment:	10 months	Location:	St. Ann, MO

Home town:
Current & past employers:	Ralcorp Holdings
Education:	Saint Louis University-Main Campus, Missouri State University

This borrower member posted the following loan description, which has not been verified:

Hi! I would like to pay off my credit cards, which I ran up when I was young & stupid-paid for my wedding, etc. I've worked in the food industry for 10 years and have been in my current job for 1 year- I was in my previous position for 9 years. My new company is doing well.- in fact they are hiring more people. I always make my loan payments on time-you will not need to worry about late payments. I am simply trying to get out of credit card debt so that my husband & I can pay off our house & eventually move into a bigger home. Thanks so much for your help!!

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,054.00	Public Records On File:	0
Revolving Line Utilization:	58.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429535

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429535	$10,400	$10,400	13.16%	1.00%	August 4, 2009	August 5, 2012	August 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429535. Member loan 429535 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	source refrigeration	Debt-to-income ratio:	6.73%
Length of employment:	8 years	Location:	corona, CA

Home town:
Current & past employers:	source refrigeration
Education:

This borrower member posted the following loan description, which has not been verified:

I recently bought my first home and I would like to pay off my existing debt with a lower interest rate to free up more money to do home improvements and have emergency funds.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	3
Revolving Credit Balance:	$4,611.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429543

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429543	$1,500	$1,500	9.32%	1.00%	July 29, 2009	August 6, 2012	August 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429543. Member loan 429543 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,149 / month
Current employer:	Imperial Fire and Casulity	Debt-to-income ratio:	18.20%
Length of employment:	1 year	Location:	OPELOUSAS, LA

Home town:	Opelousas
Current & past employers:	Imperial Fire and Casulity
Education:	T.H Harris Louisiana Technical College

This borrower member posted the following loan description, which has not been verified:

This is to help consolidate some debt.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	56
Revolving Credit Balance:	$1,498.00	Public Records On File:	0
Revolving Line Utilization:	6.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, apart from your credit card debts, like a car loan or student loans? Can you give a short description of the type of work you perform at Imperial Fire and Casualty? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Car Loan => 377.27 monthly I work at Imperial Fire and Casualty as an ABC technician. I most deal with Network and Hardware issues with computers. I have no savings account but I am currently using two checking accounts with one acting like a savings account.
Hello, quick question... What do you do at Imperial Fire and Casualty? Thanks	IT Department. Windows Desktop Support.

Member Payment Dependent Notes Series 429555

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429555	$25,000	$25,000	18.53%	1.00%	July 31, 2009	August 5, 2012	August 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429555. Member loan 429555 was requested on July 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Aspen Dental	Debt-to-income ratio:	24.97%
Length of employment:	1 year 6 months	Location:	Cortland, OH

Home town:	Youngstown
Current & past employers:	Aspen Dental
Education:	Hiram College, Ohio state College of Dentistry

This borrower member posted the following loan description, which has not been verified:

I will use the money to pay off high interest credit card debt. I am a dentist and have a healthy income. My first dental job involved going to nursing homes, and my employer still owes me $30,000 which is part of the reason I have high credit card debt. I have been in a stable paying dental job now for 1 1/2 years. My in-laws had unforseen financial difficulties, so I had to unexpectedly pay for my wedding earlier this year and now support a step daughter. With all the changes in the economy, my credit limits have been slashed and interest rates have been raised. This also caused a sharp drop in my credit score. With all my debt, I have never been late or missed a payment. I will pay off my debt, I would just like to do it without getting killed with interest, which is why I am applying for this loan.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$96,565.00	Public Records On File:	0
Revolving Line Utilization:	88.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please have Lending Club verify your income.	I submitted my last months worth of paystubs to lending club along with all the information they requested. I received their request on thursday 7/23 and emailed them the documents later that night. I have not received any response after sending those. I will double check to make sure they received everything though.
Why does your employer owe you money? Is there an agreement to pay you the back wages? What is your income/ job security?	My former employer owes me money. It was a new company and was having cash flow problems. I was getting paid, but only part of what was owed me. I gave my word I put in a certain amount of time to help grow the company, and I did not want to abandon my patients. I had a lot of empty promises, and still am suppose to get paid for the work I did, but I am not sure I will ever see it all. I have had a different job for the last 18 months and am very secure with it. My income is listed on my profile and has been verified by lending club.
You claim to be interested in reducing your interest payments on your existing debt. This loan would be at 18.53% - at what rate is your current debt?	I have a large credit card balance with a 29% interest rate, so this rate will actually help alot.

Member Payment Dependent Notes Series 429572

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429572	$12,000	$12,000	13.16%	1.00%	August 4, 2009	August 6, 2012	August 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429572. Member loan 429572 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,208 / month
Current employer:	Sidebar	Debt-to-income ratio:	18.22%
Length of employment:	4 years 7 months	Location:	Chicago, IL

Home town:
Current & past employers:	Sidebar
Education:

This borrower member posted the following loan description, which has not been verified:

Seeking a Loan for $18500 at a rate of %13 or less for 3 years to financially right myself.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	53
Revolving Credit Balance:	$10,157.00	Public Records On File:	0
Revolving Line Utilization:	63.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429605

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429605	$20,000	$20,000	11.89%	1.00%	August 4, 2009	August 7, 2012	August 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429605. Member loan 429605 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Pepperidge Farm	Debt-to-income ratio:	14.12%
Length of employment:	2 years	Location:	NORWALK, CT

Home town:	Atlanta
Current & past employers:	Pepperidge Farm
Education:	Georgia Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I am trying to consolidate multiple credit card payments into one single monthly payment via a personal loan. My goal is to be debt free in 3 years.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,979.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in helping fund your loan, but first have a few questions: 1) Would you provide a breakdown of larger monthly obligations, including any other loans you may have? 2) What type of work do you perform at Pepperidge Farm? 3) Do you have any savings or emergency fund? And if so, how many months would it carry you? 4) Would you be willing to verify your income with Lending Club? (You may need to contact them on how to do that) Thank you	1) Other monthly obligations include student loan payments of $180/month and my car loan of $270/month (only 12 more payments left on that. 2) I am a project engineer at PF, meaning I design production lines, specify equipment, and make improvements to the production lines. 3) I have a small savings account that I contribute to every month, but unfortunately it does not contain enough for one month of living expenses since I've been trying to pay off the credit card debt. 4) I will be more than happy for Lending Club to verify my income.
I would like to help fund your loan, but I just have one question. Are you willing to briefly explain why your credit card debt is so large? (Your credit history shows a revolving credit balance of $20,979.)	I'll be painfully honest: I was irresponsible with credit cards in college and in my early 20s. I've always been able to make the payments, but can never get ahead. I would like to use this loan to pay them off and cancel the cards to completely and cancel them. I know doing that can hurt your credit score (rather than keep them open and not use in order to maintain a high debt to credit ratio), but I want to be card free.

Member Payment Dependent Notes Series 429634

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429634	$5,000	$5,000	12.53%	1.00%	August 4, 2009	August 6, 2012	August 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429634. Member loan 429634 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Super Nails	Debt-to-income ratio:	11.81%
Length of employment:	11 years 8 months	Location:	Barnwell, SC

Home town:	Saigon
Current & past employers:	Super Nails, Correction Dept. of SC
Education:	Plan to get CDL at SAGE trucking School in Batesburg SC

This borrower member posted the following loan description, which has not been verified:

I'd like to borrow a loan over my clean and clear title Honda VTX1300C 07's

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	8
Revolving Credit Balance:	$1,278.00	Public Records On File:	0
Revolving Line Utilization:	63.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429686

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429686	$6,000	$6,000	11.89%	1.00%	August 3, 2009	August 6, 2012	August 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429686. Member loan 429686 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Mitchell Gardens coops	Debt-to-income ratio:	23.55%
Length of employment:	4 years	Location:	flushing, NY

Home town:
Current & past employers:	Mitchell Gardens coops
Education:

This borrower member posted the following loan description, which has not been verified:

I am using the money to consolidate my cards. I am very reliable, pay my bills on time and always pay more than the minimum payment. I am in a worker's union with a stable job that I always excel in. At the time, when I accrued the debt I had to pay my wife's college tuition as well as other mishaps. But now that everything and everyone is situated, I am focusing on getting my cards paid off. If you need further references and/or confirmation you may call my job: Charlene Lutz 718-463-8101

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,659.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I see you are requesting 10k, but your revolving credit balance is only ~$4.7k. What are your plans for the remainder of the loan amount? Please let me know. Thank you, - N	I actually owe more than what is showing upon my credit cards than the 4,700, that only seems to be for one or maybe 2 of my credit cards. But I have 4 credit cards that I owe with give or take 2-4k each.
Would you be willing to verify your income with Lending Club? It would likely accelerate your loan funding.	Yes that is not a problem. What would you like me to submit in order to verify it or would you rather call my employer?
I would do it through Lending Club so others can also benefit.	I am still new to all of this, how do I go about doing that?

Member Payment Dependent Notes Series 429700

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429700	$6,000	$6,000	10.95%	1.00%	August 3, 2009	August 6, 2012	August 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429700. Member loan 429700 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	Alltel	Debt-to-income ratio:	21.33%
Length of employment:	12 years	Location:	FARMINGTON, NM

Home town:
Current & past employers:	Alltel
Education:

This borrower member posted the following loan description, which has not been verified:

Started Refi with BOA in March. They have not completed therefore the cash that I was to get from that is not available yet. Vacation payment due Aug 9th. As you can see the timing of this is crucial. I have been waiting for BOA they say they will finally get to it in August and I cannot wait that long to make this payment.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,411.00	Public Records On File:	0
Revolving Line Utilization:	42.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
WHAT ARE THE 2 INQUIRIES IN THE LAST SIX MONTHS.	One was Bank of America for the home mortgage refi and the other was Discover. Discover had a consolidation offer and I tried to do that with them but the amount was too high. I did not know about the Lending Club then but consolidation is something I may still want to do in the future once the BOA refi is completed.
Can you elaborate (give more details) on the convention and why it is so important for you to attend?	The importance lies in mine and my family's great desire to attend it and to associate with those of like faith from other parts of the world. These conventions are held every 3-5 years and we have wanted to attend for a long time but various different circumstances prevented us from doing so. The convention is in November but the travel agency involved in organizing it needs the final portion of the payment by August 9th.

Member Payment Dependent Notes Series 429701

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429701	$5,000	$5,000	15.37%	1.00%	July 31, 2009	August 6, 2012	August 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429701. Member loan 429701 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	Coleman Research Group	Debt-to-income ratio:	4.23%
Length of employment:	1 year 1 month	Location:	Manhasset, NY

Home town:	Quincy
Current & past employers:	Coleman Research Group
Education:	Bridgewater State College

This borrower member posted the following loan description, which has not been verified:

Hi, I'm getting married on September 5, 2009. The payments are due- and i'm low on cash. I can pay the loan off right away- with the money we get as wedding gifts. we are having 200 guests. Half of the wedding is already paid off. I have a good job- for more than a year now. I am a supervisor for a financial services company. My fiance owns his own home- and we do not have a mortgage. So i do not have any rent payment. I also do not own a car- so i do not have a car payment. I am a very good canidate. My monthly income after taxes is 4,000- and so i can easily make a monthly loan payment.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	23
Revolving Credit Balance:	$5,239.00	Public Records On File:	0
Revolving Line Utilization:	22.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please contact Lending club and have you income verified? Can you please break down what your monthly expenses will be after the wedding? Thanks and congratulations!	i thought they had verified my income. yes i will contact them. after the wedding- my expenses will be very low. My parents paid some, his parents paid some- and i have some vendor payments on my credit card- but my normally monthly payments for credit cards is not more than 100. I do not have a credit card that has more than a 2.000 credit limit, I have 3 major credit cards- Visa, Mastercard, and Discover. - no balance is more than 2000 1. electric bill $200 a month 2. Food= 200 a month 3. Entertainment = 150 a month 4. Credit Card Bills = 600 a month 5. Cell phone bill + internet = 100 a month maximum Total Monthly Exepense- over estimating. 1500 Monthly Income after Taxes = 4100 Thank You, Michelle

Member Payment Dependent Notes Series 429735

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429735	$3,200	$3,200	13.79%	1.00%	July 30, 2009	August 6, 2012	August 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429735. Member loan 429735 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	new york national guard	Debt-to-income ratio:	15.16%
Length of employment:	6 months	Location:	yonkers, NY

Home town:	Bronx
Current & past employers:	new york national guard, US Army, penn traffic company
Education:

This borrower member posted the following loan description, which has not been verified:

i am moving to new york city due to a job opening with my national guard unit. i need the money to pay of moving expenses and down payments on basic utitlies. the job pays $57,000 a year but the payments our broken down by three month periods. i haved had two previous loans(one for $8,000 and $500) both of which i paid off early.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$249.00	Public Records On File:	0
Revolving Line Utilization:	16.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Can you please explain why your new job salary is broken down by three month periods? Do you have any other outstanding debts, like a car loan or student loans? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	My job salary is broken down by three month periods because thats how they do the orders they dont make them out for any longer then three months at a time they just keep re-newing them. I do have car loans. I do have a savings account.
1. Position with NYNG? (Military speciality, Rank, Pay Grade E-?) 2. Are you intending paying-off this loan early too? (A negative for potential investors.) Master Sergeant USMC Retired (Disbursing-Finance)	I am a E-6 as for paying the loan off early we dont plan on paying it off early.
Your loan request gives mistaken impression that while on duty with NYNG you are only paid once every 3 months. Your military orders to duty may be for 3 months duration at a time; however you are paid either monthly or semi-monthly while on active duty. You need to clear-up this matter for benefit of possible investors. Master Sergeant USMC Retired (Disbursing-Finance)	Sorry. I get paid on the 1st and 15th of every month.

Member Payment Dependent Notes Series 429748

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429748	$3,000	$3,000	15.05%	1.00%	July 29, 2009	August 6, 2012	August 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429748. Member loan 429748 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Air Canada	Debt-to-income ratio:	14.93%
Length of employment:	7 years	Location:	Davie, FL

Home town:	New York
Current & past employers:	Air Canada, United Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

To assist in purchasing an AC unit for home.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	56
Revolving Credit Balance:	$3,149.00	Public Records On File:	0
Revolving Line Utilization:	98.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429779

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429779	$10,000	$10,000	16.95%	1.00%	August 4, 2009	August 6, 2012	August 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429779. Member loan 429779 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Condor Transport	Debt-to-income ratio:	23.53%
Length of employment:	2 years	Location:	Strongsville, OH

Home town:	Newton Falls
Current & past employers:	Condor Transport, Plastech engineered products
Education:

This borrower member posted the following loan description, which has not been verified:

Looking for capital to start my trucking company. I want to buy a commercial truck and trailer, plus I need some additional funds to cover startup costs such as insurance and fuel. Repayment is not a problem, since I will be the one operating the truck. I have been driving for two years, and have working relationships with brokers and currently am looking forward to working directly with shippers if funded.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,230.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 429806

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429806	$12,000	$12,000	12.21%	1.00%	August 4, 2009	August 6, 2012	August 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429806. Member loan 429806 was requested on July 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,667 / month
Current employer:	Bristol-Myers Squibb	Debt-to-income ratio:	8.75%
Length of employment:	3 years 11 months	Location:	New Haven, CT

Home town:
Current & past employers:	Bristol-Myers Squibb
Education:	University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

A loan for education expenses for fiancee plus some debt consolidation. I am guaranteeing loan and will be responsible for payments. I have a stable, well-paying professional job, good credit, low outstanding revolving debt, and no mortgage to go under. I have previously taken out and repaid a Prosper loan (as Havastat).

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	22
Revolving Credit Balance:	$5,199.00	Public Records On File:	0
Revolving Line Utilization:	12.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. What kinds of educational expenses will you be providing and what are their estimated costs? Do you have any other outstanding debts, apart from your credit card debts, like a car loan or student loans? Can you give a short description of the type of work you perform at Bristol-Myers Squibb? And, is your fiancee currently employed? Do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	The educational part will be about $9000 with about $3000 for refinancing. The education part is primarily for a language program abroad. I have about 13K each in car and student loans. The car is about half paid for. I am a statistician working in pharmaceutical clinical development. I save approximately $1200/month towards my 401K, have savings accounts, and have about $2000 invested with Lending Club. Employment prospects look stable. I will reduce my 401K contribution somewhat to help cover the payments, and could stop contributing to my 401K to cover an emergency that exceeds my savings, which will cover a few months. If the worst happened and I had to dip in to my 401K, I could pay off all my debts and live for a couple of years. My fiancee is currently employed, but won't be having income for the next year. I'm attempting to have my income verified. The income figure I provided covers base salary, there is also an annual bonus.

Member Payment Dependent Notes Series 429807

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429807	$3,500	$3,500	7.37%	1.00%	July 29, 2009	August 8, 2012	August 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429807. Member loan 429807 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,708 / month
Current employer:	Kriebel Security	Debt-to-income ratio:	13.89%
Length of employment:	2 years	Location:	SCHUYLKILL HAVEN, PA

Home town:	Pottsville
Current & past employers:	Kriebel Security, Schatz Electric
Education:

This borrower member posted the following loan description, which has not been verified:

loan for personal use

A credit bureau reported the following information about this borrower member on July 25, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,284.00	Public Records On File:	0
Revolving Line Utilization:	7.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan, home equity loan, or student loans? Can you give a short description of the type of work you perform at Kriebel Security? Do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I currently have a mortgage owe about 30k on credit cards about 4k on another personal loan about 4k on. Thats all of debt. I install secutity systems including cctv, burg alarms, and fire. I also install bank equipment including vaults, safes, teller steel, lockers, safety deposit boxes, drive thru windows, and drive thru tellers. I have a small savings due to family of 5 with only 1 income. Wife will go back to work when baby is older. I can verify my income.
"owe about 30k on credit cards" I suppose thats a typo. Can you confirm that before I fund this loan?	must be

Member Payment Dependent Notes Series 429897

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429897	$8,500	$8,500	12.53%	1.00%	August 4, 2009	August 7, 2012	August 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429897. Member loan 429897 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	n/a	Debt-to-income ratio:	18.72%
Length of employment:	n/a	Location:	Jefferson Hills, PA

Home town:	Pittsburgh
Current & past employers:	at@t
Education:	penn state univestiy

This borrower member posted the following loan description, which has not been verified:

Recent college grad with entry level engineering position looking to consolidate old debt.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,604.00	Public Records On File:	0
Revolving Line Utilization:	52.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 429971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429971	$14,400	$14,400	9.32%	1.00%	July 29, 2009	August 7, 2012	August 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429971. Member loan 429971 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,875 / month
Current employer:	AARP	Debt-to-income ratio:	4.29%
Length of employment:	3 years 10 months	Location:	Washington, DC

Home town:	westhersfield
Current & past employers:	AARP, national geographic society, getty images
Education:	Villanova University

This borrower member posted the following loan description, which has not been verified:

I am looking to roll debt from a non-secured home improvement loan into a low interest fixed rate personal loan. The current loan has an introductory period of 0% apr that ill expire in August, at which point it goes to a 17% apr loan. I would like to pay some of it down from savings and then roll the rest into a low interest loan to be paid off over three years. I have excellent credit. I am a home owner in a market where homes are holding their value (downtown Washington, DC). I have 85% equity in my home. I have a record of paying off loans on tome or early. I have been steadily employed for the last ten years and I have worked for the same company for the last 3.5 years. I have about $45K in 401k/403b retirement savings.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,554.00	Public Records On File:	0
Revolving Line Utilization:	9.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you provide more details on your non-secured home improvement loan? (Name of the lender? Current balance? Payment terms?) Are you also planning on paying off your $4,554 revolving credit balance with this new loan? Do you have any other outstanding debts, apart from your non-secured home improvement loan, like a car loan, home equity loan or student loans? Can you give a short description of the type of work you perform at AARP? Excluding your 401k/403b retirement savings, do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	hi. The non-secured home improvement loan is through Enerbank (might be spelled ennerbank). The balance is $14,575. Payment terms are 0% interest through through early August and then 17.5% thereafter. The loan was for roof/skylight replacement which included replacement of a good amount of wood decking under the roof. Monthly payments for this loan are $285. I do not intend to pay off my revolving credit with this loan, however I pay between $500-$900 each month towards these lines (minimum payment are between160-220). I paid off my student loans years ago, I paid for my car with cash and I don't have a home equity loan. I am a multimedia producer, which is a growing, in-demand profession... and I win awards for my work :) I have $6000 total in two savings accounts and I am more than happy to have Lending Club verify my income. I am pretty sure that I checked that when I filled out the loan request, so it it's not appear that way to you, please let me know. Many thanks.

Member Payment Dependent Notes Series 429999

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429999	$13,000	$13,000	11.58%	1.00%	July 31, 2009	August 7, 2012	August 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429999. Member loan 429999 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Computershare	Debt-to-income ratio:	18.22%
Length of employment:	8 years 7 months	Location:	NEW BEDFORD, MA

Home town:	Denver
Current & past employers:	Computershare, American Power Conversion
Education:	Kinyon Campbell Buisness School

This borrower member posted the following loan description, which has not been verified:

I have had a credit card with Bank of Americas for a number of years, never missing a payment. I had a line of credit with another bank that Bank of America acquired. I paid this off in full when it was moved to BOA. Upon paying this off BOA reduced the line of credit by 10,000, which caused my available credit to dip and as a result my credit score took a hit. The next month I was a day late with a payment and BOA decided due to that and the credit score they were going to raise my APR from 11% to 29% for 6 months, with raised payments. I made all the raised payments and extra for the six months but at the end the reduced my APR to 22%, double what it was. When I called to work it out they said I was on a promotional rate that was valid till I had the late payment. I just want to wash my hands of BOA and get on a scheduled payment with clear terms.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,893.00	Public Records On File:	0
Revolving Line Utilization:	69.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in helping fund your loan, but first have a few questions: 1) Would you provide a breakdown of larger monthly obligations, including any other loans you may have? 2) What type of work do you perform at Computershare? 3) Do you have any savings or emergency fund? And if so, how many months would it carry you? 4) Would you be willing to verify your income with Lending Club? (You may need to contact them on how to do that) Thank you	1). My Car Loan is my highest monthly obligation at 379.11 a month, I have a second loan out that has a 268.00 monthly payment. Both are current and will be paid in full in 18 mos. I pay a rent of 500 a month. 2). I am a server engineer. I work in IT managing and supporting the server infrastructure as part of a team. I have been doing this as a full time associate for 8+ years and one year, when I started as a contractor. My job is very stable with no sign of slowing up. 3). I do not have any significant monthly savings, I have opted instead to put a larger percent of my salary into my 401k and to make advanced payment to existing debt. 4). I have no problem allowing the Lending Club to verify my income, I will look into having them do this.

Member Payment Dependent Notes Series 430011

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430011	$8,000	$8,000	12.84%	1.00%	August 3, 2009	August 7, 2012	August 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430011. Member loan 430011 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	First Solutions	Debt-to-income ratio:	4.28%
Length of employment:	2 years 5 months	Location:	Fernley, NV

Home town:	Merced
Current & past employers:	First Solutions
Education:	Thomas Aquinas College

This borrower member posted the following loan description, which has not been verified:

This loan is going to be used to for three purposes. First, I purchased my first home at the beginning of this year and it's in dire need of being re-landscaped. Also, I would like to consolidate my debt by paying off my credit cards and student loan balance. $2k of this loan will also be used to get my medical coding certification. I've been in the medical field for 15 years and have extensive knowledge and experience in medical billing, but I would like to become a certified coder since more and more offices are requiring this. Not to mention the fact that it will increase my earning potential.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,602.00	Public Records On File:	0
Revolving Line Utilization:	76.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430019

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430019	$2,000	$2,000	13.47%	1.00%	July 29, 2009	August 8, 2012	August 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430019. Member loan 430019 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,125 / month
Current employer:	Pima Colege	Debt-to-income ratio:	14.64%
Length of employment:	6 years 6 months	Location:	Tucson, AZ

Home town:	Louisville
Current & past employers:	Pima Colege, Brown Mackie College, St. Gregory College Prep School, Southside Community School
Education:	University of Arizona, MA, Universidad de las Americas, BA, Arizona State University, Undergrade and grad credits

This borrower member posted the following loan description, which has not been verified:

Just to eliminate one card, make a dent on another. I would like a fairly low monthly. I hope the rate can be below that of the card (12.9).

A credit bureau reported the following information about this borrower member on July 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	22
Revolving Credit Balance:	$11,821.00	Public Records On File:	0
Revolving Line Utilization:	33.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The rate you are getting here is about half a percent more than your credit card. I'd imagine the monthly payments on your card would be less as they are typically about 2% of the balance. This loan does not seem to advance either or your stated goals.	The card has raised its monthly. The loan will pay it off completely, AND lower the montly on another debt. Furthermore, it helps to have an END DATE in sight. I'll be able to make a dent on this loan, as well, in September, thereby moving up that date. Thanks for looking in to the question; you are right, but the difference would be negligible, and I need the tiny sense of control / empowerment it gives me! -jf

Member Payment Dependent Notes Series 430027

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430027	$5,550	$5,550	14.11%	1.00%	July 31, 2009	August 7, 2012	August 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430027. Member loan 430027 was requested on July 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Allstate Insurance	Debt-to-income ratio:	21.58%
Length of employment:	4 years 2 months	Location:	Fairfield, CA

Home town:	Sierra Madre
Current & past employers:	Allstate Insurance, U S Navy
Education:	Navy Nuclear Training Institute

This borrower member posted the following loan description, which has not been verified:

I am a responsible bill payer. I have one bad mark on my credit whe I cosigned for a family member and they failed to pay it back. Young and inexperienced I did not realize that as cosigner, I had to pay the bill. Though I had the means, 13 out of 16 months were paid 30 days or late, before I learned. With my credit in shambles I have paid my bills on time since. Resultantly, I am being charged outrageous interest rates on some cards and am looking to consolidate these loans at 10%. My annual salary as an agent with Allstate is $50,000 including commissions, my home payment is $1,200 monthly, however I do have two tenants paying $800 so my monthly outflow, with a $100 monthly car payment, is quite low. I am the eldest of 18 children and am well used to sacrifice, so getting these paid on time is not a problem. I am already driving a 98 Honda Civic, and am perfectly willing to eat Top Ramen to pay these cards off. All I need is an opportunity. You will not regret it. My goals are to purchase my parents a home, and to purchase at least 5 Allstate agencies. I currently manage my current office. I am a former Nuclear Navy Machinists mate,and possess the skills to obtain what I relentlessly pursue. Thank you for your consideration of this request, and I look forward to working with you.

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	46
Revolving Credit Balance:	$13,594.00	Public Records On File:	0
Revolving Line Utilization:	63.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
This loan is more than 4 points higher than what you were looking for. Does this loan still make sense for you?	Hello, Thank you for the question. The loan still does make sense, because the current interest rates, on the cards I am seeking to pay off, are over 20%. While 10% is ideal, I feel 14% is nothing to sniff at. Have a wonderful day!

Member Payment Dependent Notes Series 430156

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430156	$10,000	$10,000	8.00%	1.00%	July 29, 2009	August 8, 2012	August 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430156. Member loan 430156 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	E&J Gallo Winery	Debt-to-income ratio:	8.79%
Length of employment:	1 year 1 month	Location:	Patterson, CA

Home town:
Current & past employers:	E&J Gallo Winery
Education:

This borrower member posted the following loan description, which has not been verified:

Dear Sir or Madam: I am requesting your help in securing a loan to pay off a high interest rate credit card. I completed my MBA a year ago and moved from Phoenix, AZ to CA for a job offer. Over the course of the year, I have had several unexpected expenses come up that I charged to my credit card. The interest rate is about 12% and I continue to try and pay at least $300/month; however, half of that just goes right back to interest. I have lowered my Federal Loan school repayment to the minimum so I can try and pay more on this credit card. I would appreciate your consideration. The last check of my credit score was 724, but I am sure you will already know that! Thank you, Michelle "Kierestin" Trombino

A credit bureau reported the following information about this borrower member on July 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,226.00	Public Records On File:	0
Revolving Line Utilization:	6.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Can you provide any more details on the types of high interest debts do you wish to pay off? (Your credit history shows a revolving credit balance of $1,226.) Do you have any other outstanding debts, apart from the debt you are attempting to pay off, like a car loan or home equity loan? Can you give a short description of the type of work you perform at the E&J Gallo Winery? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	The debt I would like the loan for is on one single credit card - Chase Visa. I do not have a car loan or a home equity loan. I do not have any other significant outstanding debt. I just made my last two payments on two credit cards that were 0% interest for a promotional period of time. The combined payments were about $700 and I wanted to pay them off while I was still getting the promotional interest rates. At Gallo, I work on the production floor as a Team Lead II - a front line supervisor; however, I am also responsible for different projects. For example, I am currently working on a project to help the bottling room save money on the label glue we use. I do have a savings account. Yes, I am willing to verify my income.
I still don't understand why you need 10k to pay off what seems to be less that 2k worth of credit card debt. Are you saying that you have balances that aren't appearing in your credit history? Also, can you verify your income? With that kind of income and your credit score, I'd lend money to you for whatever you wanted it for. My only concern is that you seem to be indicating the information in your credit history isn't accurate and you haven't verified your income.	I am not sure how I am supposed to verify my income. I am more than happy to do it. I thought Lending Club would call my employer - E&J Gallo. Do you need a paystub faxed somewhere? I do have credit card debt - trust me, but I do not know why it isn't showing up. I can fax that bill over too. I pay most of my credit card debt off each month (American Express, small credit cards like Kohl's and Pier 1, gas bills, etc); however, my Chase Visa card has about $13,000 on it. Please let me know how to verify my income so I can get past this. Thank you for your consideration.

Member Payment Dependent Notes Series 430204

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430204	$11,000	$11,000	9.32%	1.00%	July 29, 2009	August 8, 2012	August 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430204. Member loan 430204 was requested on July 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	DeWitt Public Schools	Debt-to-income ratio:	4.33%
Length of employment:	1 year	Location:	Mason, MI

Home town:	Lansing
Current & past employers:	DeWitt Public Schools, St. John's Public Schools, Eaton Rapids Public Schools
Education:	Central Michigan University

This borrower member posted the following loan description, which has not been verified:

Hello! My name is Matt Jabs. I run the popular personal finance blog DebtFreeAdventure.com. I have $11,000 of high interest debt left to pay off and STRONGLY desire to pay you rather than paying big banks! I view it as a symbiotic relationship and will treat it as such. My wife & I are both college educated professionals with solid & stable positions in our community. I am an IT Manager and my wife works as an educator in the public school system. We have absolutely no problem paying our bills, we are just looking to lower our rates for the remainder of our debt repayment... which you can track at http://www.DebtFreeAdventure.com. I post monthly debt repayment & savings statements there for you to read up on and keep track of. Another reason why we have come to Lending Club is because we just had all 3 of our remaining credit card companies raise our rates... it was the last straw! Again, I view this as a symbiotic relationship and would much rather pay you interest than the big banks. Well, to be brutally honest... I cannot wait to pay this off ASAP so I can PAY MYSELF interest!! :-) Matt Jabs Matt@DebtFreeAdventure.com (517) 969-3020

A credit bureau reported the following information about this borrower member on July 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,297.00	Public Records On File:	0
Revolving Line Utilization:	20.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Can you provide any more details on the types of high interest debts do you wish to consolidate? (Your credit history shows a revolving credit balance of $5,297) Do you have any other outstanding debts, apart from the debt you are attempting to consolidate, like a car loan, home equity loan or student loans? How many months of total living expenses will your emergency fund currently cover? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Some of the debt is in my wife's name & some is in my name. The debt consists of $6,700 in credit card debt spread across 4 cards. And $5,000 in auto loan debt. The auto loan rate is 10.5%, so I decided to roll it in as well. As you can see, that is $11,700 - but I only need $11,000 based on my current checking account balances. The only debt my wife & I have outside what we are consolidating here, is mortgage and student loan debt. Both of which are fixed... low-rate loans that are already good to go. Thanks
Why did you accumulate close to $7k in credit card debt? and what are you doing to avoid falling in the same situation again once you pay if off with this loan?	It all started because prior to January of this year, we were following the path of excess so many other Americans have fallen into these days. We did not live BEYOND our means, but we lived right at the end of our means. Then... my wife lost her job and had to take a lesser paying job for a full year. For that entire year we were spread very thin & were beyond our means. Since then we have SERIOUSLY (see my website (http://www.DebtFreeAdventure.com) reduced our living expenses and changed out money mindset. This change is not temporary. We have also been working to diversified our income, and have been successful. At this point we have more coming in and much less going out each month. For more information as to all of the specific ways we have reduced our expense, please see my website. You can also glean some info from my articles on FCN ( http://www.fivecentnickel.com/author/matt ) Thanks!
Congratulations on your commitment to get our of debt. Many Americans should follow your example. However I'm concerned your wife is out of a job, and you seem to be Self-Employed. Can you talk a bit more about how safe and consistent your income is?	My wife is not out of a job. She landed a great new job and is entering her 2nd year of employment in in September. I am an Information Technology Manager full-time & have been working for 2 full years in my current position. I am however, working to diversify my income by developing a few online endeavors, that have been VERY successful right out of the gates for the last 7 months!

Member Payment Dependent Notes Series 430237

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430237	$4,000	$4,000	12.21%	1.00%	July 30, 2009	August 9, 2012	August 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430237. Member loan 430237 was requested on July 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	Speeds Express Deli	Debt-to-income ratio:	24.98%
Length of employment:	2 years 10 months	Location:	Riverhead, NY

Home town:	Stonybrook
Current & past employers:	Speeds Express Deli
Education:	Sound Master Recording Engineer School-Audio/Video

This borrower member posted the following loan description, which has not been verified:

I have some debts from years ago when i had that dredded "instant gratification" gene that i've since kicked to the curb. Thats why here and today i am here to fix it once and for all. I have 9 debts that i am looking to pay off with a personal loan of a lower interest rate. I need a total of $8,000 to pay off those credit cards(of which i have NEVER been late with a payment). If you would like specifics on the balances or interest rates of those accounts please contact me. Thank you for your time. Sincerely, Sebastian Moray

A credit bureau reported the following information about this borrower member on July 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,714.00	Public Records On File:	0
Revolving Line Utilization:	57.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Can you provide any more details on the higher interest rate debts you wish to pay off? (Your credit history shows a revolving credit balance of $6,714.) Do you have any other outstanding debts, apart from the debt you are attempting to pay off, like a car loan or student loans? Can you give a short description of the type of work you perform at the Speeds Express Deli? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have called the lending club to start the process of verifying my income but unfortunately they are closed at this moment. As far as the debts you inquired about: As of today 7/27/09 i have $6652.25 in what you would call revolving "credit card" or "store card" debts. In addition to that i have a revolving credit loan of $950.77. So the total of the $6652.25 and $950.77 equals a total of $7603.02 which is why i requested $8000. I wanted the $8000 to cover my debts as well as any fees i aquired from the lending club (Which will be $200) when the loan is funded. The remaining $196.98(minus any interest that has accrued on my debts) will be paid towards my loan with the lending club. As far as your other questions are concerned, i have a car loan in my name of which i co-signed with my brother and a student loan that is co-signed with my mother. My work involved me training new employees, helping customers, taking fax and phone orders, cooking, cleaning and anything else that needs to be done. I do not have a large emergency fund(in part that i have been paying so much interest on things) but this is one of the steps that i am taking to make sure that i am financially secure for not just now but in the future as well. If you have any more questions please feel free to ask. Thank You
contact Lending Club about verifying your income.	I am currently awaiting a phone call from the lending club explaining how i can verify my income.

Member Payment Dependent Notes Series 430330

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430330	$7,750	$7,750	19.79%	1.00%	August 3, 2009	August 9, 2012	August 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430330. Member loan 430330 was requested on July 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Walt Disney Co.	Debt-to-income ratio:	15.26%
Length of employment:	11 years 4 months	Location:	Clermont, FL

Home town:	Indianapolis
Current & past employers:	Walt Disney Co., Aerial Billboard Corporation
Education:	St Petersburg College

This borrower member posted the following loan description, which has not been verified:

I have created the first ever Aerial Advertising Ad Pools for Internet Marketers. http://offline-advertising.com We have flown 2 Beta Test flights in Orlando Florida and I have 12 people paying me $57 a month for my service. My goal is to fly daily flights in Orlando and other markets around the World. For every 500 people that pay, I will open a new market in one of the Top 100 most populated cities in the World. http://offline-advertising.com This service works like this: Internet Marketers that want to leverage offline advertising pay a monthly fee to have their affiliate link saved in a link rotator that is promoted with a single co-op website. This co-op website is promoted with a huge 30' tall by 90' long Aerial Billboard flown DAILY over the most populated tourist attractions and cities in the World. I need this loan to purchase the huge 30' by 90' Aerial Billboard and start the Daily flights in Orlando Florida. Once we start flying daily, the price for each subscriber will be $157 first month, then $97 a month thereafter. The ultimate goal is to have an Aerial Billboard flying somewhere in the World 24/7. We are promoting some of the hottest Internet Business available today. And can add more as they come on to the scene. So the customer base is huge. As millions of people are looking for additional income streams from home based businesses. Please help me get this new service off the ground, literally! http://offline-advertising.com

A credit bureau reported the following information about this borrower member on July 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,835.00	Public Records On File:	0
Revolving Line Utilization:	98.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is it you that is doing the flying? What is your projected income for the first year? Thanks	Even though I am a Commercial Pilot with an Instrument Rating for Single Engine Land with 400+ PIC, I am contracting the Aerial Advertising from outfits that operate in Orlando, Daytona Beach and other markets around the globe. Once this business model is in full flight, we will gross a minimum of $513,000 the first year. And this will grow exponentially as this expands and we bring on more programs to promote.
I have run a handful of aviation businesses, and know what the actual operational costs and challenges are -- what is your aviation business model? (part 91, 135, maintenance, airframe, pilot strategy --- overview)	This business model is based on contracting the Aerial Advertising with outfits that operate in our target markets. Once we are up to full flights, we will be purchasing AgCat Bi-planes and refurbishing them to lease back to the operators that are under contract. Then once we have a solid cash base, we will take ownership positions in the Aerial Advertising operators that are under contract. Once we are in that position, we will start bringing all maintenance, pilot training and flight operations in house under part 135. We will also be introducing new Aerial Advertising technology for Nighttime operations. This new technology has never been released to the public before. And will remain secret until it is properly funded and tested. Our goal is to have Aerial Advertising flying somewhere in the World 24/7.
Great concept. But I'm concerned I'm not following the numbers here (or the concept). Can you explain how it works? I pay $150 monthly, then my link is shown on your aerial advertising banner?	The concept works like this; Register with my site for Free http://offline-advertising.com Subscribe to the desire Online Business Ad Pool. For example, if you are a member of Global Domains International http://austinrose.ws/recommends/gdi then you would subscribe to the GDI Ad Pool for $97 a month. Once you have paid, through PayPal, then you will enter your Online Business affiliate link in your Back Office and click Save. In our example, your affiliate link would be to the replicated Global Domains International website that you use to get people to sign up under you. This saves your affiliate link in our database. What we do is promote a single website, co-op website if you will, via Aerial Advertising. This single Co-op website is connected to our database that contains all the affiliate links. As potential customers hit the single co-op website, they are redirected to the next affiliate link in line from our database of affiliate links. Basically, this is a URL rotator that has many different user affiliate links stored in it. So when the first customer hits the co-op website, they are redirected to the first paid subscribers affiliate link for that particular online business. Then when the second customer hits the co-op website, they are redirected to the second paid subscribers affiliate link for that particular online business. This continues as long as customers hit the co-op website. Then as more and more subscribers pay for their Ad Pool, we will open new markets in the Top 100 populated cities around the World. With the ultimate goal of have an Aerial Billboard flying somewhere in the World 24/7.

Member Payment Dependent Notes Series 430340

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430340	$4,500	$4,500	9.63%	1.00%	July 30, 2009	August 10, 2012	August 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430340. Member loan 430340 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,250 / month
Current employer:	Camber	Debt-to-income ratio:	13.33%
Length of employment:	2 years 2 months	Location:	Arlington, VA

Home town:	Frederick
Current & past employers:	Camber, MedImmune
Education:	Virginia Polytechnic Institute and State University (Virginia Tech)

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan that will have a fixed monthly payment with a significantly lower interest rate than what I am paying now to quickly pay off two credit cards debts and simplify my payments. I am a young professional who has never been unemployed with a great employment record and a solid credit history with no late or defaulted payments.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,004.00	Public Records On File:	0
Revolving Line Utilization:	17.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you elaborate on why you entered n/a for Home Ownership? Do you have any other outstanding debts, apart from the debt you are attempting to consolidate, like a car loan, home equity loan or student loans? Can you give a short description of the type of work you perform at Camber? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Absolutely. I currently rent but am actively saving to purchase a home in the next few years. The only other debt I have that is outstanding is a car loan that I received in 2007. I am a government contractor and I do acquisition analysis and program management for chemical/biological defense programs at a Program Executive Office. I do currently have both a savings account and a very successful investment account which I plan to use as a down payment for a home purchase in the future. The funds are liquid and could also be used in the case of an emergency if that ever arose. And to answer your last question, I would be able to verify my income with Lending Club if necessary. Thank you for your consideration.

Member Payment Dependent Notes Series 430533

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430533	$6,000	$6,000	13.79%	1.00%	August 3, 2009	August 10, 2012	August 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430533. Member loan 430533 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	State of Utah	Debt-to-income ratio:	7.99%
Length of employment:	4 months	Location:	Sandy, UT

Home town:	La Mesa
Current & past employers:	State of Utah, Provo Canyon School
Education:	University of California-Riverside (UCR), Brigham Young University, University of Utah

This borrower member posted the following loan description, which has not been verified:

Last September I offered to help out a friend who was in dire financial straits by taking out one of those horrible internet loans with massive interest (60%!) and giving her the money. She assured me that she would give me the money for payments every month and would also pay off the full loan in a short period of time. Well, since she hasn't paid me anything since February and now won't even speak to me, I've realized what a stupid mistake it was to do in the first place. I'm now stuck with this awful loan that will take 5 more years to pay off and end up costing me $25,000! I am very interested in taking this loan with you so I can pay that one off and ultimately spend FAR less money in paying the loan with you. I take paying my debts very seriously. The biggest credit problem I have is my debt-to-income ratio not being great (largely due to student loans), but this loan will not be adding to my debt, it will be replacing one of my current debtors with a far better interest rate so I can pay it off more quickly and for less overall money.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,635.00	Public Records On File:	1
Revolving Line Utilization:	88.80%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi Dr_Jen's, Please explain the public record 99 m ago. Thanks.	I'm sorry, but I don't understand the question...
Hi Dr_Jen, Thanks for your quick response. Per your credit file, there is a record, either a judgement, collection, bankruptcy or whatever. Can you provide some insight? Thanks.	Thanks for the clarification - after my last response I looked again at my account info and saw the "public record on file" from 99 months ago, but I was still unclear on what that meant. Based on your question, I believe it is referencing the bankruptcy I had which was discharged 8 years ago. At that time I was deep into graduate school and had become overwhelmed with credit card debt and medical bills. It was actually only a total of about $4000, but at that time I saw no way to pay it in the near future, and I was too proud to ask for help from family (which my dad has been annoyed at me for ever since!), so I did the bankruptcy. I hated doing it, and I intend to never do that again!
It seems like one of those "no good deed goes unpunished" stories and I would like to help. Please describe your position/job security with the State of Utah. This information may encourage other lenders to lend.	I am a psychologist at the Utah State Hospital. I've been there for about 4 months, after having been at my previous position - psychologist at Provo Canyon School, which is a residential treatment program for adolescents - for 4 1/2 years. I was actually offered a position at the State Hospital almost a year ago, but declined for personal reasons at the time. However, in February of this year I was unfortunately caught in a wave of layoffs at Provo Canyon - one of those "never thought it would happen to me" moments! Fortunately, the State Hospital had another opening, and hired me without even doing another interview. While of course these days there's no such thing as a 100% secure job (as I learned!), they had been looking to fill the position for some time, and I feel as secure as I think one can feel in a job. Hope that helps! And thank you for your assistance!
This high interest loan: How much is the balance? Is this included in the $7635 balance?	The original loan amount in September 2008 was $5075 (with the origination fee or whatever that $75 is). I've been paying about $300 on it every month since then, and as of today it tells me my loan balance is $4750, and the payoff amount is $5060. AHHH! It's such an awful loan! I don't believe that amount is included in the $7635 balance as it is not revolving credit. I'm requesting $6000 through this site simply because that was the closest amount to at least $5000 that I was offered. I will use the remainder to pay down a credit card or two. Thank you!

Member Payment Dependent Notes Series 430534

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430534	$3,200	$3,200	7.37%	1.00%	July 30, 2009	August 10, 2012	August 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430534. Member loan 430534 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,042 / month
Current employer:	Benton Foundry, Inc.	Debt-to-income ratio:	18.15%
Length of employment:	11 years	Location:	Benton, PA

Home town:	Burnham
Current & past employers:	Benton Foundry, Inc., James F. Havice, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Use wood pellets for home heating fuel. Need to prepay for 8 tons of pellets to heat home this winter. Price is up $40.00 per ton from last year and will go up July 1st. Would like to get this paid and have pellets delivered ASAP.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,617.00	Public Records On File:	0
Revolving Line Utilization:	24.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello and EXCELLENT planning. How long do you intend to keep this loan for? Thanks!	My "goal" would be to pay it off as soon as I can since winter will be rolling around again within 12 months. The loan is setup as a 3-year note. I had originally asked for $2,000.00 as the pellets will be $2015.00 total. I was offered the $3,200.00 at the same % rate so I went ahead and put it through for that amount. May be this is more than you need to know, but I want to be 'upfront'.
So you would like $3200 to buy 8 tons of wood pellets? You say above that each ton costs $40.00. (8x40=320). I am assuming that you misplaced the decimal and that each ton costs $400.00 correct?	No. The total for the pellets, and delivery, is $2015.00. The pellets come on a skid with 50 bags of 40lbs., making 1 ton. I'd like to purchase 8 tons, or skids. This works out to be approx $251.88 per ton. When I originally setup for this loan I asked for $2,000.00. When the system ran my information it came back with a good rating and I was also offered the $3,200.00 at the same % rate. I went ahead and opted for the $3,200.00 instead of the $2,000.00. This is why you see the loan amount for 3200 instead of the 2000. Hope this answers you're question.

Member Payment Dependent Notes Series 430543

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430543	$7,000	$7,000	8.00%	1.00%	July 30, 2009	August 10, 2012	August 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430543. Member loan 430543 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,433 / month
Current employer:	Ingersoll-Rand Co. Ltd.	Debt-to-income ratio:	10.25%
Length of employment:	7 years 4 months	Location:	Colorado Springs, CO

Home town:	Orange
Current & past employers:	Ingersoll-Rand Co. Ltd., Gateway
Education:	Colorado Technical University at Colorado Springs

This borrower member posted the following loan description, which has not been verified:

I am seeking a loan to help me eliminate Credit Card debt once and for all. I figure I would prefer to pay interest to a group of social lenders than to a credit card company that changes terms and raises rates at every opportunity to earn a penny. The payment on this loan will equal what I am currently paying to the credit card, but it will give me a fixed rate and time schedule without the risk or rate or term changes. I have excellent credit, and I have never had any late payments to any creditors. After paying off this debt in 3 years the only debt I will have will be our current mortgage.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,223.00	Public Records On File:	0
Revolving Line Utilization:	25.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Can you provide any more details on the higher interest rate debts you wish to eliminate? (Your credit history shows a revolving credit balance of $15,223) Do you have any other outstanding debts, apart from the debt you are attempting to eliminate, like a car loan, home equity loan or student loans? Can you give a short description of the type of work you perform at Ingersoll-Rand Co. Ltd.? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	The remainder of the revolving credit balance ($8000) is a Home Equity loan on our current house. I am a Business Analyst with our sales force where I provide support for about 600 sales users internationally on our CRM Software. We do have an emergency fund with a 2 month reserve that we are working on growing. I am working to verify my income with Lending Club, hopefully it will be up shortly. Thanks,

Member Payment Dependent Notes Series 430560

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430560	$5,000	$5,000	11.26%	1.00%	July 30, 2009	August 10, 2012	August 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430560. Member loan 430560 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,341 / month
Current employer:	West Virginia Choice	Debt-to-income ratio:	11.93%
Length of employment:	1 year 9 months	Location:	Moundsville, WV

Home town:	Moundsville
Current & past employers:	West Virginia Choice
Education:

This borrower member posted the following loan description, which has not been verified:

Thank you for taking the time to review my request for a loan. I would like to get them paid off, and pay back one payment a month. I have been taking care of my elderly aunt fulltime for 7 years, so having a little less stress would be a blessing!

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,821.00	Public Records On File:	1
Revolving Line Utilization:	32.40%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 430735

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430735	$1,500	$1,500	8.00%	1.00%	July 31, 2009	August 10, 2012	August 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430735. Member loan 430735 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	BSN	Debt-to-income ratio:	16.90%
Length of employment:	1 year 4 months	Location:	Delrey Beach, FL

Home town:	Beaumont
Current & past employers:	BSN
Education:	Golden West College

This borrower member posted the following loan description, which has not been verified:

Long story short... my family was looking to purchase our first home, unfortunately the lease on our rental expired before we found something we liked and we were forced to put house hunting on hold. Now that we spent some of our savings on first, last,security and the move into our new rental, of course we find a great property. With what we have in savings we fall 1450 dollars short of meeting the down payment. We have excellent credit and a good job as a software developer.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,848.00	Public Records On File:	0
Revolving Line Utilization:	44.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430754

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430754	$5,000	$5,000	11.89%	1.00%	August 3, 2009	August 10, 2012	August 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430754. Member loan 430754 was requested on July 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Medaxial Inc.	Debt-to-income ratio:	2.50%
Length of employment:	7 months	Location:	Union City, NJ

Home town:	Piscataway
Current & past employers:	Medaxial Inc., AstraZeneca Phamaceuticals, Center for Health Statistics (NJ Dept. of Health and Senior Services)
Education:	Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, I am deeply interested in finally getting rid of my revolving debt by consolidating it into a fixed rate, fixed term loan. Through Lending Club, I'm confident I'll be able to do so as quickly and efficiently as possible to get on with my future goals. I'm currently employed by Medaxial, a Healthcare Communications Consultancy for about 7 months now. I'm very responsible with my bills, which is shown by my excellent credit score. Thank you very much. Your help in contributing to my loan is greatly appreciated.

A credit bureau reported the following information about this borrower member on July 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,108.00	Public Records On File:	0
Revolving Line Utilization:	33.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance is listed as $5,108, yet you are asking for $18,000. Why the difference? Being in NJ, what are your fixed monthly expenses?	Great question. My fixed monthly expenses are: Rent: $1350. Credit card: ~$1500/month (including utilities, transportation, insurance, food, and other necessities. I also help support my family members with their expenses, hence the high number). The remaining portion of the loan would go to home improvement of a house my parent's own. The house is in dire need of new flooring and wall renovation, among other things. The project may require more than what my loan is asking for, but I think this is a good first step as I don't want to take too much risk--to make sure I can pay all lenders on-time and in full. Thank you.
Did you change the amount you requested from $18,000 to $5,000?	Thanks for your question. Lending Club did.

Member Payment Dependent Notes Series 430850

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430850	$1,200	$1,200	7.68%	1.00%	August 3, 2009	August 11, 2012	August 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430850. Member loan 430850 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	American Laser Centers	Debt-to-income ratio:	14.93%
Length of employment:	4 years 8 months	Location:	Round Rock, TX

Home town:	Tucumcari
Current & past employers:	American Laser Centers, Dillards, Inc
Education:	Amarillo College

This borrower member posted the following loan description, which has not been verified:

To Whom It May Concern: First, I am very grateful for websites like this, because it is getting really hard to get personal loans from banks and lending institutions today. I wil be using this loan for a home improvement project: replacing some siding on primary residence that needs it really bad. I will be doing it in sections; as I pay off one loan, then will reapply for another until job is finished. I am a good, reliable and responsible candidate for this loan. I have a full time job; have always paid my bills on time; have a good credit score. Thank you for your attention to this matter.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1983	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,271.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 430892

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430892	$7,000	$7,000	9.32%	1.00%	August 3, 2009	August 11, 2012	August 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430892. Member loan 430892 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Comm-tronics of Va	Debt-to-income ratio:	15.03%
Length of employment:	9 years 6 months	Location:	Ford, VA

Home town:	Dinwiddie
Current & past employers:	Comm-tronics of Va
Education:	John Tyler Community College

This borrower member posted the following loan description, which has not been verified:

Hello, the purpose of this loan is to consolidate my bills from my credit card companies into one manageable monthly payment. I currently have a few credit cards open with balances that were managable but due to the recent changes in APR's and account policies my payments are going up. I am looking for a way to repay the amount due, but at a more reasonable rate. I feel I am a good candidate for this loan because I am financially responsible and I do not make excuses for my debt. I purchased a home last year- that I could afford, and as a homeowner every penny counts. Thanks!

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,414.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 430962

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430962	$4,000	$4,000	11.89%	1.00%	August 3, 2009	August 11, 2012	August 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430962. Member loan 430962 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	AFLAC	Debt-to-income ratio:	19.76%
Length of employment:	5 years	Location:	CLEVELAND, OH

Home town:	Gene Autry
Current & past employers:	AFLAC, Kaufmanns Department Store (Now Macy's Department Stores)
Education:	Baldwin-Wallace College

This borrower member posted the following loan description, which has not been verified:

Emily Humphrey is required by State of Ohio department of Education to have a masters degree to continue to teach. This loan is for paying off the 2009/2010 scool year. Messiah Lutheran School , Emily Humphrey's employer, has a graduate school reimbursement program, but those funds are 60% and only available June 2010.

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,802.00	Public Records On File:	0
Revolving Line Utilization:	86.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi! Are you Emily Humphrey or a family member requesting the loan for her? Can you explain your revolving credit balance of $24,802.00 and how you plan to pay this off? Thank you!	My name is Bryan Humphrey. Emily is my wife and I am requesting the loan for her. Over the past 16 months our family has gone through a major health event, emergency home repair and a wedding. These events caused us to have to use credit. It was not what we wanted to do, but it happened. We are making extra payments on the highest (%ARP)credit and working our way down. When the highest card is paid off we move on to the next card. That is becoming a liitle easier because our family income has increased.

Member Payment Dependent Notes Series 431130

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431130	$3,000	$3,000	11.26%	1.00%	July 31, 2009	August 12, 2012	August 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431130. Member loan 431130 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,433 / month
Current employer:	Verizon Federal, Inc.	Debt-to-income ratio:	17.21%
Length of employment:	5 years 3 months	Location:	Falling Waters, WV

Home town:	Great Lakes
Current & past employers:	Verizon Federal, Inc., EG&G, Manpower
Education:	Strayer University at Ashburn, VA

This borrower member posted the following loan description, which has not been verified:

I am seeking this small loan for the purchase of an early 1970's VW Beetle. The vehicle is in good condition. It has been refurbished & repainted by the seller to minic 'Herbie the Love Bug'. Although I do not currently have the cash flow to purchase this car out right, I am hopeful that your group will assist me in buying my dream car. I have good credit and have a long standing history of timely payment on all of my financial obligations. With anticipated saving through the remainder of 2009, I am expecting to maintain this loan for a very minimal period of time. Please note that I would be more than happy to provide a specific payoff plan if necessary. Very Respectfully, Ms. M. D. Watson

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,389.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi! How do you plan to pay your revolving credit balance of $16,389.00? What debt reduction plan/system are you using? Thank you!	ericabiz, thank you for you interest. I am currently on a 2 year plan for paying down my revolving credit. I am currently making payments greater than what the minimum due is. I have started a savings plan to generate an emergency fund, so that I won't have to use credit. I am working on the higher interest cards first, working down from there. Once I've tackled my credit debts; which includes my car note and a small student loan, I will work on drastically reducing my mortgage. I hope this answers your question, thank you again.

Member Payment Dependent Notes Series 431132

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431132	$10,500	$10,500	11.89%	1.00%	August 4, 2009	August 12, 2012	August 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431132. Member loan 431132 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,312 / month
Current employer:	U.S. Coast Gaurd	Debt-to-income ratio:	11.20%
Length of employment:	8 years 10 months	Location:	Dunedin, FL

Home town:	San Diego
Current & past employers:	U.S. Coast Gaurd
Education:

This borrower member posted the following loan description, which has not been verified:

Between my spouse and myself, we have 3 credit cards that have kept our rates consistently high in spite of the fact that we have never had a single late or missed payment with ANY creditor. We also have paid down our balances regularly. Our goal is to pay them off, and not do business with those companies in the future. By the time this loan is paid off, we will be 100% debt free except for our mortgage.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,371.00	Public Records On File:	0
Revolving Line Utilization:	54.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Between yourself and wife, what is your household gross income and total unsecured debt? Also, what is your total secured debt (cars & house). Thank you and good luck!	Our total annual gross income $63,745. Our total unsecured debt is represented by the amount of the loan. Our home mortgage balance is $276k, and our only car loan balance is just under $12k.
Officer or enlisted? Paygrade? Are you eligible to continue your service w/ the Coast Guard over the term of this loan? If enlisted, have you had a NJP (CO's Mast) during your current enlistment contract?	I am enlisted, paygrade E-6. My current enlistment will carry me nearly through the term of this loan. I plan to continue in the Coast Guard for at least another 12 years. I have never had any disciplinary action taken against me.
What is the extra $$ for? Balance is $11,371 - requesting $18,500. What is your current total pmt/mo on the cards today?	The extra balance is to cover 1 credit card that is in my wife's name. This loan is intended to pay off all of our credit cards. Our total required payment between the 3 cards is about $445 per month. We usually pay more on every card though. I am very comfortable with the monthly payment that this loan will require.

Member Payment Dependent Notes Series 431200

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431200	$7,400	$7,400	8.00%	1.00%	August 3, 2009	August 12, 2012	August 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431200. Member loan 431200 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,083 / month
Current employer:	Venezia	Debt-to-income ratio:	13.43%
Length of employment:	6 years 9 months	Location:	Pottsville, PA

Home town:	Pine Grove
Current & past employers:	Venezia
Education:

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to consolidate a couple of credit cards I've let get away from me. I typically don't allow this to happen, however I made a purchase on one of my cards for my husband and after that, I charged one small thing, then another, and now I'm where I don't want to be. I believe my credit report will reflect that I am a responsible and reliable individual who strives at paying more than due before the due dated. A consolidation will be very helpful.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,938.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or home equity loan? Can you give a short description of the type of work you perform at Venezia? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	We have a mortgage, second mortgage, and a truck loan. I am the safety administrator at Venezia. Driver report to me when they are involved in a motor vehicle accidents, when there is equipment failure or driver error involving loss of product, or regarding any safety issues. We have multiple savings accounts. I would be willing to verify my income.
Hello, What do you and your husband do for work? Thank you	I am the safety administrator for a trucking company with a fleet of 380 drivers. They report to me when they are involved in any safety sensitive matter. My husband drives for a lumber company. We are both full time.
Hello. Will you explain the 2 recent credit inquiries on your credit report? Will any of these result in additional debt? Additionally please include the current balances, interest rates, and monthly minimum payments for the debt you will be paying off with this loan. Thank you and good luck.	I am unaware of any recent credit inquiries on my credit report. Could possibly be for an Exxon Mobil card I recently obtained. Also, a Walmart credit card I've since paid off and canceled. Current balances on the 3 credit cards I'm interested in consolidating are $617, $6,307 at 10%, & 302. I don't readily have access to the other interest rates. I currently pay $215 per month in an effort to pay them off. Thank you.

Member Payment Dependent Notes Series 431478

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431478	$4,500	$4,500	12.87%	1.00%	August 4, 2009	August 13, 2012	August 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431478. Member loan 431478 was requested on July 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Direct Capital Corp.	Debt-to-income ratio:	19.78%
Length of employment:	1 year 11 months	Location:	Portsmouth, NH

Home town:	Springfield
Current & past employers:	Direct Capital Corp.
Education:	Keene State College

This borrower member posted the following loan description, which has not been verified:

I am looking to restructure my CC debt from cards I accepted and used a little too much in college. I haven't ever missed a payment but I am barely making a ding in the principle as the IR's are steep. This seems like a great opportunity to get this debt taken care of moving forward so I can put my money towards something I will see the value in.

A credit bureau reported the following information about this borrower member on July 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,726.00	Public Records On File:	0
Revolving Line Utilization:	73.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What did you get your degree in and what is it that you do at Direct Capital? Best of luck on your loan; Art	I received a degree in Sociology and was consistently on the deans list. Because of my upbringing in a very diverse social setting(Springfield) I found the subject matter very interesting and still do. Socioeconomics is still a topic which I research a bit on the side especially in this tumultuous economy. My position within the company is now in client services where I do analytics and reporting. I was a finance manager on the sales side but with approvals hard to come by and a fluctuating paycheck I moved into operations 6 months ago. The role includes a higher base pay for a consistent income with a smaller commission. This has allowed me to budget better, and lets me know I can repay this loan.
I would like to help fund your loan, but have a few questions. How long have you lived in Portsmouth, NH? Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at Direct Capital Corp.? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have lived in Portsmouth for two years as of August. I moved from Keene after college with my girlfriend of 5 years deciding life would be better on the seacoast and it most certainly is. As far as additional debt, I have a small student loan payment though my parents were kind enough to take care of the bulk of my education. I do have a car loan which has been paid on time for over 3 years and will be paid off in May '11 if not sooner. My role at Direct Capital is in client services, I execute daily reporting and some analytics as well as interface with our accounting and billing divisions. I initially came to the company on the sales side and had success, being promoted into a finance manager position. As the market tightened and approvals were hard to come by I thought it wise to reassess my career and was presented the opportunity to move into operations which I took roughly 6 months ago. Now I have a steady base salary w/ overtime potential and a small commission that has allowed me more financial stability. I do have a savings account and try to bank as much as possible though with my CC debt as a burden I haven't been able to put as much as I would like away. I would be willing to verify my income, and hope I have answered your questions satisfactorily. Thank you, Dave

Member Payment Dependent Notes Series 431643

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431643	$1,250	$1,250	11.83%	1.00%	August 4, 2009	August 14, 2012	August 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431643. Member loan 431643 was requested on July 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,458 / month
Current employer:	Nielsen Farms	Debt-to-income ratio:	21.40%
Length of employment:	4 years 10 months	Location:	Nashua, MT

Home town:	Billings
Current & past employers:	Nielsen Farms
Education:	University of North Dakota- Williston

This borrower member posted the following loan description, which has not been verified:

I have a transmission bill to pay for my vehicle.

A credit bureau reported the following information about this borrower member on July 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,339.00	Public Records On File:	0
Revolving Line Utilization:	78.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431672

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431672	$5,750	$5,750	8.94%	1.00%	August 4, 2009	August 14, 2012	August 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431672. Member loan 431672 was requested on July 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,825 / month
Current employer:	Progressive Insurance	Debt-to-income ratio:	20.94%
Length of employment:	3 years 2 months	Location:	Brighton, CO

Home town:	tampa
Current & past employers:	Progressive Insurance, Tampa Bay FCU
Education:	University of South Florida

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate all my credit cards to one payment. I have two left after paying the other two off on my own. I feel that I could pay my debt off faster once it is in one payment. Thank you for your time.

A credit bureau reported the following information about this borrower member on July 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	71
Revolving Credit Balance:	$4,902.00	Public Records On File:	0
Revolving Line Utilization:	47.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at Progressive Insurance? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Stocksman, I have a student loan but do not have any car loans or any other debts. Yes I can verify my income with progressive insurance. I do have a small savings account that I do not touch.
I'd like to help fund your loan. Please answer the following: --Describe your profession. --How many years experience do you have in your current position? --Is the income listed all base salary or does it include commission/bonus income? If get commissions/bonus, please advise of base salary and how much is from commissions/bonus. --How much is your rent plus utilities? --Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. Thanks!	I am a claims adjuster. I handle mostly injuries. I have been doing the injury claims for 2 years now. It is not commission this is a base salary. I do recieve a bonus at the end of the year. It depends on the market. Last year it was about 3000.00 which I used to pay off my car. My rent is 500 per month as I live with a roommate. I do not pay utilities. The market value of my 401k is about 3800.00
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents? Are you paid commission based? if so are you able to earn more than your current stated income?	rent is 500.00 no utilities. i spend about 35.00 a week on gas. and have a cell phone bill outside of my credit card bills and a student loan. no dependents. this is my base pay. not commission.

Prospectus Supplement (Sales Report) No. 1 dated August 4, 2009